EXHIBIT (17)(b)

STATEMENT OF ADDITIONAL INFORMATION

DATED MARCH 1, 2009

NORTH TRACK FUNDS, INC.

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Nine mutual funds (each a "Fund") of the North Track Funds, Inc. ("North Track") family of funds are described in this Statement of Additional Information and the Prospectus dated March 1, 2009 to which it relates: the Large Cap Equity Fund, Equity Income Fund, Geneva Growth Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund, S&P 100 Index Fund, and Wisconsin Tax-Exempt Fund. The Strategic Allocation Fund is no longer selling shares to new investors or existing stockholders, except for reinvestments of dividends and capital gains distributions. The Wisconsin Tax-Exempt Fund is available to Wisconsin residents only.

Class A, Class B and Class C shares are available for all of the Funds, except that the Large Cap Equity Fund does not offer Class B shares. Class R shares are available for all Funds, except for the Large Cap Equity Fund and Wisconsin Tax-Exempt Fund. The Large Cap Equity, Equity Income and Geneva Growth Funds are no longer selling Class I shares to investors. Each Fund has a distinct investment objective and distinct investment policies, and there can be no assurance that any Fund will achieve its investment objective. Each shareholder's interest is limited to the particular Fund in which his/her shares are owned.

You may obtain a Prospectus and purchase shares of each Fund from B.C. Ziegler and Company ("B.C. Ziegler" or "Distributor"), 200 South Wacker Dr., Suite 2000, Chicago, Illinois 60606, telephone 800-826-4600, or from Selected Dealers (see the Prospectus dated March 1, 2009 for more complete information, including an account application). This Statement of Additional Information is not a Prospectus, and should be read in conjunction with the Prospectus. This Statement of Additional Information provides details about each Fund that are not required to be included in the Prospectus, and should be viewed as a supplement to, and not as a substitute for, the Prospectus. Capitalized terms not otherwise defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

The financial statements of each Fund as of, and for the fiscal year ended October 31, 2008, and the report of the independent registered public accounting firm thereon, are incorporated by reference into this Statement of Additional Information from the Funds' Annual Report to Shareholders for the fiscal year ended October 31, 2008. See "Financial Statements." A copy of the Funds' Annual Report to Shareholders may be obtained without charge by calling the Funds (toll-free) at 800-826-4600.

The Board of Directors of the North Track Funds has approved a number of changes affecting the North Track Funds, including the liquidation of the Strategic Allocation Fund and Cash Reserve Fund and the reorganization of each other North Track Fund.  Please see Page ii of this Statement of Additional Information for more information.

STATEMENT OF ADDITIONAL INFORMATION

IMPORTANT INFORMATION ABOUT RECENT CHANGES AFFECTING THE FUNDS

The Board of Directors of the North Track Funds has approved a number of changes affecting the North Track Funds. Please read this section carefully.

Reorganization of Certain North Track Funds

The Board of Directors (the “Board”) of the North Track Funds has approved an agreement and plan of reorganization (each a “Reorganization Agreement” and collectively, the “Reorganization Agreements”) for each fund in the North Track mutual fund family except for the Cash Reserve Fund and the Strategic Allocation Fund (each an “Acquired North Track Fund” and collectively, the “Acquired North Track Funds”). Pursuant to the Reorganization Agreements, each Acquired North Track Fund will be reorganized with and into a mutual fund offered by HighMark Funds (each an “Acquiring HighMark Fund” and collectively, the “Acquiring HighMark Funds”) (each a “Reorganization” and collectively, the “Reorganizations”). The Acquiring HighMark Funds are managed by HighMark Capital Management, Inc. Each Acquired North Track Fund and its proposed Acquiring HighMark Fund is shown in the table below.

Acquired North Track Fund	Acquiring HighMark Fund
North Track Dow Jones U.S. Financial 100 Plus Fund	HighMark Large Cap Value Fund
North Track Dow Jones U.S. Health Care 100 Plus Fund	HighMark Large Cap Growth Fund
North Track Equity Income Fund	HighMark Equity Income Fund
North Track Geneva Growth Fund	HighMark Geneva Growth Fund
North Track Large Cap Equity Fund	HighMark Value Momentum Fund
North Track NYSE Arca Tech 100 Index Fund	HighMark NYSE Arca Tech 100 Index Fund
North Track S&P 100 Index Fund	HighMark Value Momentum Fund
North Track Wisconsin Tax-Exempt Fund	HighMark Wisconsin Tax-Exempt Fund

In the Reorganizations, each Acquired North Track Fund will transfer all of its assets and identified liabilities to its respective Acquiring HighMark Fund in return for shares of such Acquiring HighMark Fund. After these transfers, Class A, Class B and Class C shares of each Acquiring HighMark Fund will be distributed to Class A, Class B and Class C stockholders of the applicable Acquired North Track Fund in accordance with their respective percentage ownership interests in Class A, Class B and Class C shares of the applicable Acquired North Track Fund. Class A shares of each applicable Acquiring HighMark Fund will be distributed to Class R stockholders of the applicable Acquired North Track Fund in accordance with their respective percentage ownership interests in Class R shares of the applicable Acquired North Track Fund.

Each Reorganization is subject to approval by the applicable Acquired North Track Fund’s stockholders. A special meeting of Acquired North Track Fund stockholders is expected to be held in late May 2009 or early June 2009. It is anticipated that Acquired North Track Fund stockholders will receive prospectus/proxy materials describing each Reorganization in more detail, and also requesting their approval, in April 2009. Stockholders of the Acquired North Track Funds are urged to read those materials carefully. If approved by stockholders, it is currently expected that the Reorganizations will be completed in June 2009.

Pending the Reorganizations, the North Track Large Cap Equity Fund has suspended sales of its Class I and Class R shares to investors, and the North Track Equity Income Fund and Geneva Growth Fund have each suspended sales of Class I shares to investors.

Liquidation of Strategic Allocation Fund

The Board has also approved a Plan of Liquidation for the North Track Strategic Allocation Fund (the “Strategic Allocation Fund”) under which the Strategic Allocation Fund would sell all of its portfolio securities and distribute the net proceeds to the stockholders of the Fund on the date the liquidation is completed. Each stockholder would receive cash for his or her shares in an amount equal to the Fund’s then prevailing net asset value per share and the Fund’s operations would then be discontinued.

The Plan of Liquidation and the liquidation of the Strategic Allocation Fund is subject to approval by the Strategic Allocation Fund stockholders. A special meeting of stockholders is expected to be held in March 2009. It is anticipated that Strategic Allocation Fund stockholders will receive proxy materials describing the Plan of Liquidation in more detail, and also requesting their approval, in late February 2009. Stockholders of the Strategic

Allocation Fund are urged to read those materials carefully. If approved by stockholders, it is currently expected that the liquidation of the Strategic Allocation Fund will occur in late March 2009.

Pending liquidation, the North Track Strategic Allocation Fund has suspended sales of shares to new investors and existing stockholders, except for reinvestments of dividends and capital gains distributions.

Liquidation of Cash Reserve Fund

The Board of the North Track Funds has also approved the liquidation of the North Track Cash Reserve Fund (the “Cash Reserve Fund”). To implement this liquidation, stockholders of the Cash Reserve Fund will be asked to approve a Plan of Liquidation, under which the Cash Reserve Fund would sell all of its portfolio securities and distribute the net proceeds to the stockholders of the Fund on the date the liquidation is completed. Each stockholder would then receive cash for his or her shares in an amount equal to $1.00 per share, and the Fund’s operations would be discontinued. A special meeting of Cash Reserve Fund stockholders is expected to be held in late May 2009 or early June 2009. It is anticipated that stockholders will receive proxy materials describing the Plan of Liquidation in more detail, and also requesting their approval, in or shortly after March 2009. You are urged to read those materials carefully. If approved by stockholders, it is currently expected that the liquidation will occur in June 2009.

Prior to, or concurrently with, the liquidation of the Cash Reserve Fund, it is anticipated that certain stockholders of the Cash Reserve Fund may be transferred from the Cash Reserve Fund to a money market fund that is offered by the Money Market Obligations Trust and that is advised by Federated Investment Management Company (the “Federated Fund”) as further described below. Cash Reserve Fund stockholders who hold their shares in connection with a cash sweep facility administered through Pershing, LLC may become shareholders of the Federated Fund, or another Federated money market fund, by means of a negative consent process, whereby those stockholders will receive a letter advising them that, from and after a specific date, cash from the accounts they hold with Ziegler Wealth Management will be swept on a daily basis into the Federated Fund, or another Federated money market fund, rather than the Cash Reserve Fund, unless they object to that change. In addition, Cash Reserve Fund stockholders who hold their shares through other financial intermediaries may be asked to affirmatively consent to transferring their investments in shares of the Cash Reserve Fund to shares of the Federated Fund, or another Federated money market fund, and those stockholders who consent to the change will receive shares of the Federated Fund or such other Federated money market fund, as applicable. All transfers will be accomplished through a redemption of Cash Reserve Fund shares and the reinvestment of the proceeds of such redemptions in shares of the Federated Fund or such other Federated money market fund, as applicable.

It is anticipated that Ziegler Capital Management, LLC (“ZCM”), the investment adviser to the Cash Reserve Fund, and Federated Investors, Inc., will enter into a transaction agreement relating to the transfers contemplated in the preceding paragraph. Neither the Cash Reserve Fund nor the Federated Fund (or any other Federated money market fund) are parties to the transaction agreement. Under the proposed transaction agreement, Federated would pay to ZCM compensation in the form of reimbursement for certain expenses for assisting in the operational aspects of redemptions by shareholders of their shares in the Cash Reserve Fund and for the sale by ZCM to Federated of certain business assets relating to ZCM's conduct of operations of the Cash Reserve Fund.

The Federated Fund (and all other Federated money market funds), like the Cash Reserve Fund, participates in the U.S. Treasury Temporary Guarantee Program. The Treasury’s program is designed to provide coverage to shareholders for amounts held by them in all participating money market funds regulated by Rule 2a-7 as of the close of business on September 19, 2008. The U.S. Treasury Temporary Guarantee Program provides a guarantee to participating money market mutual fund shareholders based on the number of shares invested in the fund at the close of business on September 19, 2008. Any increase in the number of shares an investor holds after the close of business on September 19, 2008, will not be guaranteed. In addition, if the number of shares an investor holds fluctuates over the period, the investor will be covered for either the number of shares held as the close of business on September 19, 2008, or the current amount, whichever is less. The program also states that in the event a customer closes their account with a fund or broker/dealer, any future investment in the fund will not be guaranteed. On November 24, 2008, the Treasury announced the extension of the Temporary Guarantee Program for money market funds until April 30, 2009. Federated will continue coverage of all of its domestic money market funds under the program. The Cash Reserve Fund also has continued its coverage under the program. Currently, the Treasury’s program expires on April 30, 2009, unless extended by the Treasury.

It is unclear under the Treasury’s program whether shareholders of the Cash Reserve Fund will continue to be covered after the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund). North Track Funds, Inc. is in the process of applying to the Treasury for confirmation that the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund) will not affect coverage under the Treasury’s program. If the Treasury does not provide this confirmation, shareholders of the Cash Reserve Fund could lose the benefit of the guarantee under the Treasury’s program upon the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund) being completed. Also, if Treasury does not provide the full extent of the confirmation requested, shareholders who do not provide their negative or affirmative consent to the transfers described above, and remain in the Cash Reserve Fund until it is liquidated, could lose the benefit of the guarantee under the Treasury’s program upon the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund) being completed. If you have any questions regarding the continuation or loss of coverage under the Treasury’s program, please contact your financial professional.

It is anticipated that stockholders of the Cash Reserve Fund who will be asked to provide affirmative or negative consent described above will receive additional materials in mid-to-late March 2009, which materials will more fully describe the affirmative and negative consent process, the Treasury’s program and potential impact of the proposed transactions upon Cash Reserve Fund stockholders, and provide additional information about the Federated Fund. Stockholders are urged to read and consider those materials carefully.

Immediate Consequences to Stockholders of Proposed Reorganizations and Liquidations

Prior to the consummation of the Reorganizations of the Acquired North Track Funds, the Funds’ investment advisor, Ziegler Capital Management, LLC, may engage in a restructuring of the Acquired North Track Funds’ portfolio holdings to the extent necessary to facilitate an orderly transition of the Acquired North Track Funds to the Acquiring HighMark Funds. Prior to the liquidation of the Cash Reserve Fund and Strategic Allocation Fund, the Funds’ investment advisor, Ziegler Capital Management, LLC, may engage in a restructuring of such Funds’ portfolio holdings to the extent necessary to facilitate the liquidation of such Funds. During the transition periods, those Funds may not be pursuing their stated investment objectives, policies or strategies and they may be subject to different investment risks. Furthermore, those Funds may make sales and purchases of portfolio securities at times that may be disadvantageous for them to do so and may result in taxable gains or losses for the Funds and their stockholders and, therefore, may increase the amount of taxes payable by stockholders. Ziegler Capital Management, LLC, has agreed to pay, or reimburse the Funds for, any increased brokerage or other transactional costs resulting from such sales and purchases of portfolio securities.

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FUND HISTORY AND CAPITAL STOCK

North Track is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). It was organized in 1984 as a Maryland corporation. Until March 1, 2001, North Track was known as Principal Preservation Portfolios, Inc. The Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index and S&P 100 Index Funds are diversified within the meaning of the 1940 Act. The Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and Wisconsin Tax-Exempt Funds are not diversified within the meaning of the 1940 Act, but intend to comply with diversification requirements contained in the Internal Revenue Code of 1986.

The authorized common stock of North Track consists of ten billion shares, with a par value of $.001 per share. Shares of North Track are divided into ten mutual fund series, each with distinct investment objectives, policies and strategies. In addition to the Funds described in this Statement of Additional Information, North Track also offers shares of the Cash Reserve Fund through a separate prospectus. The Equity Income Fund, Geneva Growth Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund and S&P 100 Index Fund each offer Class A, Class B, Class C and Class R shares. The Large Cap Equity Fund offers Class A and Class C shares. The Wisconsin Tax-Exempt Fund offers Class A, Class B and Class C shares. Shares of the Cash Reserve Fund also are divided into four separate classes: Class X (Retail Class) shares, Class Y (Institutional Class) shares, Class B shares and Class C shares. The NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds offer Class F shares in addition to their A, B, C and R shares. The Strategic Allocation Fund is no longer selling shares of any class to new investors or existing stockholders; however, current holders of Strategic Allocation Fund shares are permitted to continue reinvesting dividends and capital gains distributions into the same class of shares of the Strategic Allocation Fund. Class B shares are not open to new investors; however, current holders of Class B shares are permitted to continue to make purchases of additional Class B shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B shares. Class F shares are not available for investment by the public; rather, Class F shares are available only for investment by the Strategic Allocation Fund.

Separate classes of shares within a Fund have identical dividend, liquidation and other rights. However, each class bears its separate distribution and shareholder servicing expenses and may have its own sales-load structure. At the discretion of North Track's Board of Directors, each class may pay a different share of other expenses (not including advisory or custodial fees or other expenses related to the management of the Fund's assets) if the separate classes incur those expenses in different amounts, or if one class receives services of a different kind or to a different degree than another class within the same fund. Each Fund allocates all other expenses to each class of its shares on the basis of the net asset value of that class in relation to the net asset value of the particular Fund.

The Board of Directors of North Track may authorize the issuance of additional series and, within each series, individual classes, and may increase or decrease the number of shares in each series or class.

Each share of North Track, when issued and paid for in accordance with the terms of the offering, will be fully paid and nonassessable. Shares of stock are redeemable at net asset value, at the option of the shareholder. Shares have no preemptive, subscription or conversion rights and are freely transferable. Shares can be issued as full shares or fractions of shares. A fraction of a share has the same kind of rights and privileges as a full share.

Each share of North Track has one vote on each matter presented to shareholders. All shares of North Track vote together on matters that affect all shareholders uniformly, such as in the election of directors. On matters affecting an individual Fund (such as approval of advisory or sub-advisory contracts and changes in fundamental policies of a series) a separate vote of the shares of that series is required. On matters that uniquely affect a particular class of shares (such as an increase in 12b-1 fees for that class), a separate vote by the shareholders of that class of shares is required. Shares of a fund or class are not entitled to vote on any matter that does not affect it.

As used in the Prospectus, the phrase "majority vote" of the outstanding shares of a class, Fund or North Track means the vote of the lesser of: (1) 67% of the shares of the class, Fund or North Track, as the case may be, present at the meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (2) more than 50% of the outstanding shares of the class, Fund or North Track, as the case may be.

As a Maryland corporation, North Track is not required to hold, and in the future does not plan to hold, annual shareholder meetings unless required by law or deemed appropriate by the Board of Directors. However, special meetings may be called for purposes such as electing or removing Directors, changing fundamental policies or approving an investment advisory contract.

INVESTMENT PROGRAM

The Prospectus describes the investment objective and principal investment strategies of each of the Funds. Certain other investment strategies and policies of each Fund are described in greater detail below.

Strategic Allocation Fund

The Strategic Allocation Fund normally invests all of its assets in the NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds (the "Underlying Funds"). The Strategic Allocation Fund invests approximately one-third of the net proceeds from the sale of its shares in each Underlying Fund. The Strategic Allocation Fund is passively managed, meaning that assets will not be allocated according to market events or the perceived strength of one event over another. Ziegler Capital Management, LLC, the investment advisor for North Track ("ZCM" or the "Advisor"), however, will rebalance the Strategic Allocation Fund at least annually to address variations in performance of the Underlying Funds. The current intention of ZCM is to rebalance the Strategic Allocation Fund on an annual basis. Accomplished through purchases and redemptions of shares of the Underlying Funds as necessary, this rebalancing restores the one-third division of assets in the Underlying Funds.

To the extent permitted by the 1940 Act, the rules under the 1940 Act or an exemptive order issued by the Securities and Exchange Commission (the "SEC"), the Strategic Allocation Fund may invest in exchange-traded funds, stock and index options and futures contracts, and other securities. The Strategic Allocation Fund would make these other investments only if ZCM believed the performance of such investments would closely track the performance of the NYSE Arca Tech 100 Index, the Dow Jones U.S. Healthcare 100 Index and/or the Dow Jones U.S. Financial 100 Index or such investments would otherwise be in furtherance of the investment objective of the Strategic Allocation Fund.

Wisconsin Tax-Exempt Fund

Information About the Economies of Puerto Rico and Guam. From time to time the Wisconsin Tax-Exempt Fund may invest a significant portion of its assets in Tax-Exempt Obligations issued by or on behalf of Puerto Rico or Guam or their respective agencies or instrumentalities.

Puerto Rico Economy. Once primarily supported by agriculture, Puerto Rico's economy now has a diverse manufacturing base and one of the most dynamic economies in the Caribbean region. Principal industries include pharmaceuticals, chemicals, machinery, electronics, apparel, food products and tourism.

Most of Puerto Rico's debt is issued by the major public agencies that are responsible for many of its public functions, such as water, wastewater, highways, telecommunications, education and public construction.

Guam Economy. Guam, the westernmost territory of the U.S., is located southwest of Hawaii and southeast of Japan. Tourism and, to a lesser extent, the U.S. military contribute significantly to Guam's economy. A decrease in U.S. operations or tourism, or natural disasters, could lead to economic instability and volatility in the Guam municipal securities markets. Public sector employment in Guam is significant, with a large concentration of the labor force working for the local government or in federal jobs. The rest of the labor force works in the private sector. Major private sector employment categories include construction, trade and services.

Tax-Exempt Obligations. As used in this Statement of Additional Information, the term "Tax-Exempt Obligations" refers to debt obligations issued by or on behalf of a state or territory of the United States or its agencies, instrumentalities, municipalities and political subdivisions, the interest payable on which is, in the opinion of bond counsel, excludable from gross income for purposes of federal income tax (except, in certain instances, the alternative minimum tax, depending upon the shareholder's tax status) and from the Wisconsin personal income tax.

Obligations of issuers of Tax-Exempt Obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to laws enacted in the future by Congress, state legislatures, or referenda extending the time for payment of principal and/or interest, or imposing other constraints upon enforcement of such obligations or upon the issuer's ability to generate tax revenues. There is also the possibility that, as a result of litigation or other conditions, the authority or ability of an issuer to pay, when due, the principal of and interest on its Tax-Exempt Obligations may be materially affected.

From time to time, legislation has been introduced in Congress for the purpose of restricting the availability of or eliminating the federal income tax exemption for interest on Tax-Exempt Obligations, some of which have been enacted. Additional proposals may be introduced in the future which, if enacted, could affect the availability of Tax-Exempt Obligations for investment by the Fund and the value of securities held by the Fund. In such event, management of each Fund may discontinue the issuance of shares to new investors and may re-evaluate the Fund's investment objective and policies and adopt and implement possible changes to them and the investment program of the Fund.

Non-Investment-Grade Bonds. The Wisconsin Tax-Exempt Fund may invest up to 20% of its assets in non-investment-grade bonds (those rated below the four highest categories by Moody's or S&P or judged by the Advisor to be of comparable quality), provided that the Fund may not invest in bonds rated below B at the time of purchase. These so-called "junk bonds" are regarded, on balance, as predominantly speculative with respect to the capacity of the issuer to pay interest and repay principal in accordance with the terms of the obligation. While such bonds typically offer higher rates of return than investment-grade bonds, they also involve greater risk, including greater risk of default. An economic downturn could severely disrupt the market for such high-yield bonds and adversely affect their value and the ability of the issuers to repay principal and interest. The rate of incidence of default on junk bonds is likely to increase during times of economic downturns and extended periods of increasing interest rates. Yields on junk bonds will fluctuate over time, and are generally more volatile than yields on investment-grade bonds.

The secondary trading market for junk bonds may be less well established than for investment-grade bonds, and such bonds may therefore be only thinly traded. As a result, there may be no readily ascertainable market value of such securities, in which case it will be more difficult for the Board of Directors of the Fund to accurately value the securities, and, consequently, the investment portfolio. Under such circumstances, the Board's subjective judgment will play a greater role in the valuation. Additionally, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of junk bonds, especially in a thinly traded market. To the extent such securities are or become "illiquid" in the judgment of the Board of Directors, the Fund's ability to purchase and hold such securities will be subject to its investment restriction limiting its investment in illiquid securities. See "Investment Restrictions."

As noted above, the Fund will not invest in junk bonds that are rated below the sixth rating categories by Moody's or S&P (B for Moody's and for S&P) or judged comparable by the Advisor. Bonds rated in the fifth category (Ba for Moody's and BB for S&P) have less near-term vulnerability to default than do other speculative issues; however, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Nonetheless, business and financial alternatives available to obligors of such bonds can generally be identified which could assist them in satisfying their debt-service requirements. Bonds rated in the sixth category are considered highly speculative. While the issuers of such bonds must be currently meeting debt service requirements in order to achieve this rating, adverse business, financial or economic conditions could likely impair the issuer's capacity or willingness to pay interest and repay principal. A detailed description of the characteristics associated with the various debt credit ratings established by S&P and Moody's is set forth in this Statement of Additional Information under “Description of Ratings of Certain Securities.”

While rating categories help identify credit risks associated with bonds, they do not evaluate the market-value risk of junk bonds. Additionally, the credit rating agencies may fail to promptly change the credit ratings to reflect subsequent events. Accordingly, the Advisor continuously monitors the issuers of junk bonds held by the Fund to assess and determine whether the issuers will have sufficient cash flow to meet required principal and interest payments, and to assure the continued liquidity of such bonds so that the Fund can meet redemption requests.

Municipal Securities. The Wisconsin Tax-Exempt Fund may acquire municipal securities. Municipal securities include obligations issued by or on behalf of states, territories, and possessions of the United States and the District of Columbia, and their political subdivisions, agencies, and instrumentalities, the interest of which is exempt from Federal income tax. The tax-exempt status of the municipal security is determined under Federal tax laws and is usually opined upon by the issuer's bond counsel at the time of the issuance of the security.

The two principal classifications of municipal securities are notes and bonds. Municipal notes are generally used to provide short-term working capital needs and typically have maturities of one year or less. Municipal notes include Project Notes, Tax Anticipation Notes, Bond Anticipation Notes, Tax-Exempt Commercial Paper, and other similar short-term obligations.

Municipal bonds are issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets, water and sewer works, and gas and electric utilities. Municipal bonds may also be issued in connection with the refunding of similar outstanding obligations, or obtaining funds to lend to other public institutions, or for general operating expenses. Industrial development bonds, which are considered municipal bonds if the interest paid thereon is exempt from Federal income tax, are issued by or on behalf of public authorities to obtain funds to provide various privately-operated facilities for business and manufacturing, housing, sports, pollution control, and for airport, mass transit, port, and parking facilities.

The two principal classifications of municipal bonds are "general obligation" and "revenue." General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases from the proceeds of a special tax or other specific revenue source. Although industrial development bonds are issued by municipal authorities, they are generally secured by specific facilities financed by the proceeds and payable only from the revenues derived from the industrial user of those facilities. Payment of principal and interest on industrial revenue bonds generally depends on the ability of such user to meet its financial obligations, or, in case of default, upon the amount realizable upon the disposition of property pledged as security for payment of the user's obligation.

Obligations of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to laws enacted in the future by Congress, state legislatures, or referenda extending the time for payment of principal and/or interest, or imposing other constraints upon enforcement of such obligations or upon the issuer's ability to generate tax revenues. There is also the possibility that, as a result of litigation or other conditions, the authority or ability of an issuer to pay, when due, the principal of and interest on its municipal securities may be materially affected.

State or Municipal Lease Obligations. The Wisconsin Tax-Exempt Fund may invest in state or municipal leases and participation interests therein. The leases may take the form of a lease, an installment purchase or a conditional sales contract, or of a participation certificate, in any of the above. Such leases may be entered into by state and local governments and authorities to purchase or lease a wide array of equipment such as fire, sanitation or police vehicles or telecommunications equipment, buildings or other capital assets. State or municipal lease obligations frequently have the special risks described below which are not associated with general obligation or revenue bonds issued by public bodies.

The constitution and statutes of many states contain requirements with which the state and municipalities must comply whenever incurring debt. Depending on the circumstances, these requirements may include approving voter referenda, debt limits, interest-rate limits and public sale requirements. Leases have evolved as a means for public bodies to acquire property and equipment without needing to comply with all of the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations may be inapplicable for one or more of the following reasons: (i) the inclusion in many leases or contracts of "nonappropriation" clauses that provide that the public body has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis (the "nonappropriation" clause); (ii) the exclusion of a lease or conditional sales contract from the definition of indebtedness under relevant state law; or (iii) a provision in the lease for termination at the option of the public body at the end of each fiscal year for any reason or, in some cases, automatically if not affirmatively renewed.

An investment in municipal lease obligations is generally less liquid than an investment in comparable tax-exempt bonds because there is a limited secondary trading market for such obligations. Furthermore, if the lease is terminated by the public body for nonappropriation or other reason not constituting a default under the lease, the lessor or holder of a participation interest in the lease is limited solely to repossession of the leased property without any recourse to the general credit of the public body. The disposition of the leased property by the lessor in the event of termination of the lease might, in many cases, prove difficult or result in loss. Accordingly, municipal lease obligations will be characterized by the Fund as illiquid for purposes of determining whether it complies with its investment limitation with respect to illiquid securities, except where North Track's Board of Directors or a committee delegated by the Board determines such a municipal lease obligation is liquid.

Asset-Backed Securities. The Wisconsin Tax-Exempt Fund may purchase asset-backed securities, which are debt obligations that represent direct or indirect participation in, or are secured by and payable from, assets such as motor vehicle installment sales contracts, other installment loan contracts, home equity loans, leases of various types of property, and receivables from credit card or other revolving credit arrangements. The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement of the securities.  In certain cases, payments or distributions of principal and interest on asset-backed debt obligations may be supported by non-governmental credit enhancements, including letters of credit, reserve funds, overcollateralization, and guarantees by third parties.

In general, asset-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until the entire principal amount comes due at maturity, payments on certain asset-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal, repayments of principal on asset-backed securities may result from the voluntary prepayment, refinancing, or foreclosure of the underlying assets. Prepayments may result in early payment of the applicable asset-backed securities. In that event, a Fund may be unable to invest the proceeds from the early payment of the asset-backed securities in an investment that provides as high a yield as the asset-backed securities. Consequently, early payment associated with asset-backed securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed-income securities. During periods of falling interest rates, the rate of prepayments generally tends to increase, thereby tending to decrease the life of asset-backed securities. During periods of rising interest rates, the rate of prepayments generally decreases, thereby tending to increase the life of asset-backed securities. If the life of an asset-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it had expected.

Asset-backed securities are less effective than other types of securities as a means of "locking in" attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. During periods of declining interest rates, prepayments likely would have to be reinvested at lower rates. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates.

Prepayments may cause losses in securities purchased at a premium. At times, some of the asset-backed securities in which the Fund may invest may have higher-than-market yields and, therefore, will be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, will cause the Fund to experience a loss equal to any unamortized premium. In addition, the value of asset-backed securities may change due to changes in the market's perception of the creditworthiness of the issuer, and the asset-backed securities markets in general may be adversely affected by changes in governmental regulation or tax policies.

In certain limited cases, the Fund may invest in mortgage-related securities. Mortgage-related securities include securities that represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks and others. These pools are combined for sale to investors (such as the Fund) by various governmental and government-related entities, as well as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other private issuers (collectively, "private lenders"). Mortgage-related securities generally provide for a "pass-through" of monthly payments made by individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of the securities. Mortgage-related securities have characteristics similar to asset-backed securities.

Temporary Defensive Positions. For temporary or liquidity purposes, the Wisconsin Tax-Exempt Fund may invest in taxable obligations. Under normal market conditions, no more than 20% of the Fund's income distributions during any year will be includable in gross income for purposes of federal income tax or Wisconsin personal income tax. However, for temporary, defensive purposes, the Fund may invest without limitation in taxable obligations. Taxable obligations might include:

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Obligations of the U.S. Government, its agencies or instrumentalities

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Other debt securities rated within one of the two highest rating categories by either Moody's or Standard & Poor's

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Commercial paper rated in the highest rating category by either Moody's or Standard & Poor's

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Certificates of deposit and bankers' acceptances of domestic banks which have capital, surplus and undivided profits of at least $100 million

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High-grade taxable municipal bonds

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Repurchase agreements with respect to any of the foregoing instruments

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Cash

While the Fund is permitted to engage in these temporary defensive strategies, it is not required to do so. Prevailing market conditions could make it impossible for the Fund to do so. Also, these defensive strategies could hamper the Fund's ability to achieve its investment objective.

Diversification. The Wisconsin Tax-Exempt Fund may not always be able to find a sufficient number of issues of securities that meet its investment objective and criteria. As a result, the Fund from time to time may invest a relatively high percentage of its assets in the obligations of a limited number of issuers, some of which may be subject to the same economic trends and/or be located in the same geographic area. The Fund's securities may therefore be more susceptible to a single economic, political or regulatory occurrence than the portfolio securities of diversified investment companies.

The Fund will operate as a non-diversified management investment company under the 1940 Act, but intends to comply with the diversification requirements contained in the Internal Revenue Code of 1986. These provisions of the Internal Revenue Code presently require that, at the end of each quarter of the Fund's taxable year: (i) at least 50% of the market value of the Fund's assets must be invested in cash, government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets; and (ii) not more than 25% of the value of the Fund's total assets can be invested in the securities of any one issuer (other than government securities or the securities of other regulated investment companies).

For purposes of such diversification, the identification of the issuer of Tax-Exempt Obligations depends on the terms and conditions of the security. If a state or territory of the United States or the District of Columbia or a political subdivision of any of them or a sovereign nation within the territorial boundaries of the U.S., as the case may be, pledges its full faith and credit to payment of a security, we consider that entity to be the sole issuer of the security. If the assets and revenues of an agency, authority or instrumentality of a state or territory of the United States or the District of Columbia, or a political subdivision of any of them or a sovereign nation within the territorial boundaries of the U.S., are separate from those of the state, territory, District or political subdivision or sovereign nation, and the security is backed only by the assets and revenues of the agency, authority, instrumentality or sovereign nation, we consider such agency, authority, instrumentality or sovereign nation as the sole issuer of the security. Moreover, if the security is backed only by revenues of an enterprise or specific projects of the state, territory or District, or a political subdivision or agency, authority or instrumentality thereof or a sovereign nation within the territorial boundaries of the U.S., such as utility revenue bonds, and the full faith and credit of the governmental unit or sovereign nation is not pledged to the payment of principal and interest on the obligation, we deem such enterprise or specific project as the sole issuer. Similarly, in the case of an industrial development bond, if that bond is backed only by certain revenues to be received from the non-governmental user of the project financed by the bond, then we deem such non-governmental user as the sole issuer. If, however, in any of the above cases, a state, territory or the District, or a political subdivision of any of them, a sovereign nation located within the U.S. territorial boundaries, or some other entity, guarantees a security and the value of all securities issued or guaranteed by the guarantor and owned by the Portfolio exceeds 10% of the value of the Portfolio's total assets, then we consider the guarantee as a separate security and treat it as an issue of the guarantor.

Government Securities

Each Fund may acquire U.S. Government securities ("Government Securities"), including direct obligations of the U.S. Treasury and obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. Direct obligations issued by the U.S. Treasury include bills, notes and bonds that differ from each other only as to interest rate, maturity and time of issuance. Treasury Bills have a maturity of one year or less, Treasury Notes have maturities of one to ten years and Treasury Bonds generally have maturities of greater than ten years.

Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, such as Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; other obligations, such as those of the Federal Home Loan Banks, are secured by the right of the issuer to borrow from the Treasury; other obligations, such as those issued by the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and other obligations, such as those issued by the Student Loan Marketing Association, are supported only by the credit of the instrumentality itself. Although the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.

Options

To the extent consistent with their investment objectives, the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds will employ options strategies in order to enhance their return.

The Large Cap Equity and Equity Income Funds may use options on individuals stocks, may write (sell) put options and purchase call options on indices and may write (sell) put options and purchase call options on exchange-traded funds to enhance their return and take advantage of opportunities that exist and that the Advisor determines are appropriate to help achieve the Funds' investment objective and otherwise are consistent with its investment program and restrictions.

The NYSE Arca Tech 100 Index Fund may write (sell) put options and purchase call options on the Nasdaq 100 Index, the Nasdaq Composite Index, the S&P 500 Index and, when and if they become available, the NYSE Arca Tech 100 Index, as well as options on exchange-traded funds that track such indices. The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds may write (sell) put options and purchase call options on the S&P 100 Index and S&P 500 Index. These Funds may also use options on the Dow Jones U.S. Healthcare Sector Index, the Dow Jones U.S. Healthcare 100 Index, the Dow Jones U.S. Financial Sector Index and the Dow Jones U.S. Financial 100 Index, as the case may be, when such options become available. The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds may also purchase call options and write (sell) put options on exchange-traded funds that track the Dow Jones Healthcare Sector and Financial Sector indices, respectively, when such funds become available. The S&P 100 Index Fund may write (sell) put options and purchase call options on the S&P 100 Index and S&P 500 Index, as well as options on exchange-traded funds that track such indices.

The Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, and S&P 100 Index Funds may use options on individual stocks on the S&P 100 Index, Dow Jones U.S. Healthcare 100 Index or Dow Jones U.S. Financial 100 Index, as the case may be, to enhance their return. The S&P 100 Index Fund may use options to invest uncommitted cash in a manner that achieves performance that more closely replicates the performance of the S&P Index. Each of the Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds may purchase call options and write (sell) put options on stocks that ZCM believes will outperform its respective benchmark index, and may purchase put options and write (sell) call options on stocks that ZCM believes will underperform the index.

A call option on a security gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying security at the exercise price at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. A call option written (sold) by a Fund exposes the Fund during the term of the option to possible loss of an opportunity to realize appreciation in the market price of the related portfolio security, or to possible continued holding of a security which might otherwise have been sold to protect against depreciation in the market price of the security.

A call option is considered to be covered if: (i) the writer (seller) thereof owns the security underlying the call or has an absolute and immediate right to acquire that security without payment of additional cash consideration (or for additional cash consideration held in a segregated account by its custodian or depository) upon conversion or exchange of other securities; (ii) the writer holds on a unit-for-unit basis a call on the same security as the call written, and the exercise price of the call purchased is equal to or less than the exercise price of the call written, or greater than the exercise price of the call written if the difference is maintained by the Fund in cash or cash equivalents in a segregated account with its custodian or depository; or (iii) the writer maintains in a segregated account with its custodian or depository cash or cash equivalents sufficient to cover the market value of the open position.

An option on an index is a contract that gives the holder of the option, in return for payment of a premium, the right to demand from the seller (call) delivery of cash in an amount equal to the value of the index at a specified exercise price at any time during the term of the option. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. A call option on an index is considered to be covered if the writer (seller) maintains with its custodian or depository cash or cash equivalents equal to the contract value. A call option is also covered if the writer holds a call on the same index as the call written where the exercise price of the call purchased is equal to or less than the exercise price of the call written.

A put option on a security gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying security at the exercise price at any time during the option period. A put option on a securities index gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation buy, the cash value of the index at any time during the option.

A put option on an index is covered if a writer holds a put on the same index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written provided the difference is maintained by the writer in cash or cash equivalents in a segregated account with its custodian or depository.

Whenever a Fund does not own securities underlying an open option position sufficient to cover the position, or whenever a Fund has written (sold) a put, the Fund will maintain in a segregated account with its custodian, or otherwise cause the custodian to "earmark" or note on its books, cash and/or other liquid securities or assets in an amount sufficient to cover the exercise price or, with respect to index options, the market value of the open position. The purchase of a put option may be intended to protect the Fund from the risk of a decline in the value of a security below the exercise price of the option. The Fund may ultimately sell the option in a closing sale transaction, exercise it or permit it to expire.

Futures

The Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund may purchase and sell exchange-traded index futures contracts for the purposes and strategies described in the Prospectus. The Large Cap Equity Fund, Equity Income Fund, Dow Jones U.S. Health Care 100 Plus Fund, and Dow Jones U.S. Financial 100 Plus Fund may use futures on any of various broad-based stock indices, including, but not limited to, the S&P 500 Index, S&P Mid-Cap 400 Index, Nasdaq Composite Index and Dow Jones U.S. Total Stock Market Index. The NYSE Arca Tech 100 Index Fund may use futures on the Nasdaq 100 Index, the Nasdaq Composite Index, the S&P 500 Index and, when and if they become available, the NYSE Arca Tech 100 Index. If available, each of the Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund may also use futures on the principal sector index it attempts to trade and/or the customized index composed by Dow Jones from the broader principal sector index. The S&P 100 Index Fund may use futures on the S&P 100 Index and the S&P 500 Index.

A futures contract on an index is an agreement by which one party agrees to accept delivery of, and the other party agrees to make delivery of, an amount of cash equal to the difference between the value of the underlying index at the close of the last trading day of the futures contract and the price at which the contract originally was written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of those securities is made.

Futures contracts covering the indices in which the Funds may trade presently are traded on the Chicago Mercantile Exchange or the New York Futures Exchange. The Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund also may engage in transactions involving futures contracts on other indices presently traded or in the future created and traded on national stock exchanges if, in the opinion of the Board of Directors of North Track, such futures contracts are appropriate instruments to help ZCM achieve the respective Fund's objective.

Each of the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds generally will limit its use of futures contracts to hedging transactions and to equitize cash assets. Each of the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may also, to a limited extent, buy or sell futures contracts on individual stocks that are otherwise eligible for investment by such Fund. Each such Fund will generally use these single stock futures in order to enhance return, reduce tracking error between the Fund's performance and that of its respective benchmark, or as part of a strategy of harvesting capital losses. The Funds will only enter into futures contracts which are standardized and traded on a U.S. exchange, board of trade, or similar entity, or quoted on an automated quotation system.

When a purchase or sale of a futures contract is made by a Fund, the Fund is required to deposit with the custodian (or broker, if legally permitted) a specified amount of cash or Government Securities ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. Each Fund expects to earn interest income on its initial margin deposits. A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day a Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Fund, but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each of the Funds will mark to market all of its open futures positions.

While a Fund maintains an open futures position, the Fund must maintain with its custodian, in a segregated account, assets with a market value sufficient to cover the Fund's exposure on the position (less the amount of the margin deposit associated with the position). A Fund's exposure on a futures contract is equal to the amount paid for the contract by the Fund.

Futures contracts in which the Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund may invest are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying index or stock, and delivery month), or in cash. If an offsetting purchase price is less than the original sale price, the Fund would realize a gain, or if it is more, the Fund would realize a loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund would realize a gain, or if it is less, the Fund would realize a loss. The transaction costs must also be included in these calculations.

There are several risks associated with the use of futures contracts in the manner intended by the Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between the price movements in the underlying index and in the portfolio securities being hedged or the index being simulated, as the case may be. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given strategy not to achieve its objective. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and differences between the financial instruments being hedged or replicated and the instruments underlying the standard contracts available for trading.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of the futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day, and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses. There can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures position and the Fund would continue to be required to meet margin requirements until the position is closed.

To minimize such risks, no Fund will enter into a futures contract if, immediately after such transaction, the initial margin deposits for futures contracts held by the Fund would exceed 5% of the Fund's total assets. Additionally, a Fund may not maintain open short positions in futures contracts or call options written on indices if, in the aggregate, the market value of all such open positions exceeds the current value of the securities in the Fund's investment portfolio, plus or minus unrealized gains and losses on the open positions, adjusted for the historical relative volatility of the relationship between the portfolio and the positions. For this purpose, to the extent a Fund has written call options on specific securities in its investment portfolio, the value of those securities will be deducted from the current market value of the securities portfolio.

Taxation of Options and Futures

If a Fund exercises a call or put option it owns, the premium paid for the option is added to the cost of the security purchased (call) or deducted from the proceeds of the sale (put). For cash settlement options, the difference between the cash received at exercise and the premium paid is a capital gain or loss. If a call or put option written by a Fund is exercised, the premium is included in the proceeds of the sale of the underlying security (call) or reduces the cost of the security purchased (put). For cash settlement options, the difference between the cash paid at exercise and the premium received is a capital gain or loss. Entry into a closing purchase transaction will result in capital gain or loss. If an option was "in the money" at the time it was written and the security covering the option was held for more than one year prior to the writing of the option, any loss realized as a result of a closing purchase transaction will be long-term for federal tax purposes. The holding period of the securities covering an "in the money" option will not include the period of time the option was outstanding.

A futures contract held until delivery results in capital gain or loss equal to the difference between the price at which the futures contract was entered into and the settlement price on the earlier of the delivery notice date or the expiration date. Should a Fund ever deliver securities under a futures contract (which is not expected to occur), the Fund will realize a capital gain or loss on those securities.

For federal income tax purposes, a Fund generally is required to recognize as income for each taxable year its net unrealized gains and losses as of the end of the year on options and futures positions ("year-end mark to market"). Generally any gain or loss recognized with respect to such positions (either by year-end mark to market or by actually closing of the positions) is considered to be 60% long-term and 40% short-term, without regard to the holding periods of the contracts. However, in the case of positions classified as part of a "mixed straddle," the recognition of losses on certain positions (including options and futures positions, the related securities positions and certain successor positions thereto) may be deferred to a later taxable year. Sales of futures contracts or writing of call options or buying put options which are intended to hedge against a change in the value of securities held by a Fund may affect the holding period of the hedged securities. The taxation of single-stock futures contracts differs from the taxation of options and futures contracts on an index. Holders of single-stock futures contracts are not subject to the mark-to-market rules and are not entitled to treat 60% of the gain as long-term capital gain. Instead, gain or loss from the sale, exchange or termination of a single-stock futures contract will generally be treated as capital gain or loss and will be short-term or long-term depending upon the holding period of the futures contract. However, a holder of a short position in a single stock futures contract must treat the gain or loss on the sale, exchange or termination of the contract as short-term capital gain or loss. Transactions involving single-stock futures contracts may also give rise to issues under the wash sale rules and straddle rules.

Each Fund distributes to shareholders annually any net capital gains that have been recognized for federal income tax purposes (including year-end mark-to-market gains) on options and futures transactions. Such distributions are combined with distributions of capital gains realized on the Fund's other investments and shareholders are advised of the nature of the payments.

Foreign Investments

The Geneva Growth Fund may invest in foreign securities. The Geneva Growth Fund will not invest in foreign securities which are not publicly traded on U.S. exchanges. However, it may invest up to 10% of its assets in American Depository Receipts ("ADRs") and other securities of foreign issuers that are traded on one of the three primary U.S. exchanges.

ADRs are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may trade on the Nasdaq Stock Market. ADR prices are denominated in United States dollars, although the underlying security may be denominated in a foreign currency.

Risks of Investing in Foreign Securities. Investments in securities of foreign issuers (including ADRs) involve certain inherent risks, including the following:

Political and Economic Factors. Individual foreign economies of certain countries may differ favorably or unfavorably from the United States' economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position. Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies. Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest. The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners. Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

Currency Fluctuations. A change in the value of a foreign currency against the U.S. dollar may affect the value of the foreign securities held by the Geneva Growth Fund. The value of the Fund's assets invested in securities of foreign issuers may also be affected significantly by currency restrictions and exchange control regulations enacted from time to time.

Market Characteristics. The Advisors expect that most foreign securities in which the Geneva Growth Fund may invest will be purchased in over-the-counter markets or on exchanges located in the countries in which the principal offices of the issuers of the various securities are located, if that is the best available market. Foreign exchanges and markets may be more volatile than those in the United States, and foreign securities may be less liquid than domestic securities. Moreover, settlement practices for transactions in foreign markets may differ from those in United States markets, and may include delays beyond periods customary in the United States.

Legal and Regulatory Matters. Certain foreign countries may have less supervision of securities markets, brokers and issuers of securities, and less financial information available to issuers, than is available in the United States.

Taxes. Dividends and interest payable on the Geneva Growth Fund's foreign portfolio securities may be subject to foreign withholding taxes, thus reducing the net amount of income available for distribution to the Fund's shareholders.

In considering whether to invest in the securities of a foreign company, the Advisors consider such factors as the characteristics of the particular company, differences between economic trends and the performance of securities markets within the U.S. and those within other countries, and also factors relating to the general economic, governmental and social conditions of the country or countries where the company is located. The extent to which the Fund will be invested in ADRs will fluctuate from time to time within the limitations imposed above, depending on the Advisors' assessment of prevailing market, economic and other conditions.

Short-Term Investments

Each Fund may invest in any of the following securities and instruments for purposes of management of cash receipts, for liquidity to meet anticipated redemptions, to meet cash flow needs to enable the Fund to take advantage of buying opportunities, during periods when attractive investments are unavailable and for temporary defensive purposes. Normally, a Fund will invest less than 10% of its total assets in short-term investments, although the Advisors have discretion to increase a Fund's cash position without limit for temporary defensive purposes. This investment limitation does not apply to a Fund's investments of cash collateral received from securities lending activity.

Government Securities. Each Fund may acquire Government Securities. A discussion of Government Securities is included under the caption "Investment Program - Government Securities" above.

Bank Certificates of Deposit, Bankers' Acceptances and Time Deposits. Each Fund may acquire certificates of deposit, bankers' acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earn a specified return. Bankers' acceptances are negotiable drafts or bills of exchange normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers' acceptances acquired by the Fund will be dollar-denominated obligations of domestic banks or financial institutions which at the time of purchase have capital, surplus and undivided profits in excess of $100 million, based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. Government.

In addition to purchasing certificates of deposit and bankers' acceptances, to the extent permitted under its investment objective and policies, each Fund may make interest-bearing time or other interest-bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

Savings Association Obligations. Each Fund may invest in certificates of deposit (interest-bearing time deposits) issued by savings banks or savings and loan associations that have capital and undivided profits in excess of $100 million, based on latest published reports, or less than $100 million if the principal amount of such obligations is fully insured by the U.S. Government.

Commercial Paper, Short-Term Notes, Variable-Rate Demand Notes, Repurchase Agreements and Other Corporate Obligations. Each Fund may invest a portion of its assets in high-quality commercial paper and short-term notes, including variable-rate demand notes. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.

Corporate obligations include bonds and notes issued by corporations to finance longer-term credit needs than supported by commercial paper. While such obligations generally have maturities of ten years or more, a Fund may purchase high-quality corporate obligations having remaining maturities of one year or less from the date of purchase.

Each Fund also may purchase corporate obligations known as variable-rate demand notes. Variable-rate demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Although the notes are not normally traded and there may be no secondary market in the notes, a Fund may demand payment of principal and accrued interest at any time. The investment policies of each Fund permit the purchase of variable-rate demand notes only if, at the time of purchase, the notes are rated in the two highest rating categories by a Nationally Recognized Statistical Rating Organization, or, if unrated, the issuer has unsecured debt securities outstanding of an equivalent rating.

Each Fund also may invest in repurchase agreements as short-term instruments. See "Investment Program - Repurchase Agreements" below.

Money Market Funds. Each Fund may invest in money market mutual funds. An investment by a Fund in a money market mutual fund may cause the Fund to incur duplicate and/or increased administration and distribution expenses. Such investments are limited under the 1940 Act and by applicable investment restrictions. See "Investment Restrictions" in this Statement of Additional Information.

Short Sales "Against-the-Box"

Any of the Funds may make short sales of securities or maintain a short position, provided that at all times when a short position is open the Fund owns an equal amount of such securities of the same issue as the securities sold short. A Fund may not engage in a short sale if the transaction would result in more than 10% of the Fund's net assets being held as collateral for such short sales. Short sales structured in this fashion are referred to as short sales "against-the-box." A Fund might use short sales against-the-box, for example, to defer the realization of a capital gain for federal income tax purposes.

Repurchase Agreements

Each Fund may from time to time enter into repurchase agreements. Repurchase agreements involve the sale of securities to the purchasing Fund with the concurrent agreement of the seller to repurchase the securities at the same price plus an amount equal to an agreed upon interest rate within a specified time, usually less than one week, but on occasion for a longer period. Each Fund may enter into repurchase agreements with broker-dealers and with banks. At the time a Fund enters into a repurchase agreement, the value of the underlying security, including accrued interest, will be equal to or exceed the value of the repurchase agreement and, in the case of repurchase agreements exceeding one day, the seller will agree that the value of the underlying security, including accrued interest, will at all times be equal to or exceed the value of the repurchase agreement. Each Fund will require continual maintenance of cash or cash equivalents held by its depository in an amount equal to, or in excess of, the market value of the securities which are subject to the agreement.

In the event the seller of the repurchase agreement becomes the subject of a bankruptcy or insolvency proceeding, or in the event of the failure of the seller to repurchase the underlying security as agreed, a Fund could experience losses that include: (1) possible decline in the value of the underlying security during the period that the Fund seeks to enforce its rights with respect thereto, and possible delay in the enforcement of such rights; (2) possible loss of all or a part of the income or proceeds of the repurchase; (3) additional expenses to the Fund in connection with enforcing those rights; and (4) possible delay in the disposition of the underlying security pending court action or possible loss of rights in such securities. The Advisors will invest in repurchase agreements only when they determine that the Fund should invest in short-term money market instruments and that the rates available on repurchase agreements are favorable as compared to the rates available on other short-term money market instruments or money market mutual funds. The Advisors do not currently intend to invest the assets of any Fund in repurchase agreements if, after doing so, more than 5% of the Fund's net assets would be invested in repurchase agreements. This limitation does not apply to a Fund's investments in repurchase agreements of the cash collateral received from the Fund's securities lending activity.

When-Issued and Delayed Delivery Transactions

Each Fund may purchase or sell securities in when-issued or delayed delivery transactions. In such transactions, instruments are bought or sold with payment and delivery taking place in the future in order to secure what is considered to be an advantageous yield or price to the purchasing Fund at the time of entering into the transactions. The payment obligations and the interest rate are fixed at the time the buyer enters into the commitment, although no interest accrues to the purchaser prior to settlement of the transaction. Consistent with the requirements of the 1940 Act, securities purchased on a when-issued and delayed delivery basis are recorded as an asset (with the purchase price being recorded as a liability) and are subject to changes in value based upon changes in the general level of interest rates. At the time of delivery of the security, the value may be more or less than the transaction price. At the time a purchasing Fund enters into a binding obligation to purchase securities on a when-issued or delayed delivery basis, liquid assets of the Fund having a value at least as great as the purchase price of the securities to be purchased are identified on the books of the Fund and held by the Fund's depository throughout the period of the obligation. The use of these investment strategies may increase net asset value fluctuations.

Each Fund will only make commitments to purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities, and not for the purpose of investment leverage, but each Fund reserves the right to sell the securities before the settlement date if it is deemed advisable. Any gains from such sales will be subject to federal income tax to the extent not offset by losses on other transactions. Each Fund currently does not intend to purchase securities in when-issued or delayed delivery transactions if, after such purchase, more than 5% of the Fund's net assets would consist of when-issued or delayed delivery securities.

Lending of Fund Securities

In order to generate income, each Fund may lend its portfolio securities to brokers, dealers and other institutional investors, provided the Fund receives cash collateral which at all times is maintained in an amount equal to at least 100% of the current market value of the securities loaned. By reinvesting the collateral it receives in these transactions, a Fund could magnify any gain or loss it realizes on the underlying investment. If the borrower fails to return the securities and the collateral is insufficient to cover the loss, the Fund could lose money. For the purposes of this policy, each Fund considers collateral consisting of U.S. Government securities or irrevocable letters of credit issued by banks whose securities meet the standards for investment by the Fund to be the equivalent of cash. During the term of the loan, the Fund is entitled to receive interest and other distributions paid on the loaned securities, as well as any appreciation in the market value. The Fund also is entitled to receive interest from the institutional borrower based on the value of the securities loaned. From time to time, a Fund may return to the borrower, and/or a third party which is unaffiliated with North Track and which is acting as a "placing broker," a part of the interest earned from the investment of the collateral received for securities loaned.

The lending Fund does not have the right to vote the securities loaned during the existence of the loan, but can call the loan to permit voting of the securities if, in the Advisors' judgment, a material event requiring a shareholder vote would otherwise occur before the loan is repaid. In the event of bankruptcy or other default of the borrowing institution, a Fund could experience delays in liquidating the loan collateral or recovering the loan securities, and incur risk of loss including: (1) possible decline in the value of the collateral or in the value of the securities loaned during the period while the Fund seeks to enforce its rights thereto; (2) possible subnormal levels of income and lack of access to income during this period; and (3) expenses of enforcing its rights. To minimize these risks, the Advisors evaluate and continually monitor the creditworthiness of the institutional borrowers to which a Fund lends its securities.

To minimize the foregoing risks, each Fund's securities lending practices are subject to the following conditions and restrictions: (1) the Fund may not make such loans in excess of 33% of the value of its total assets; (2) the Fund must receive cash collateral in an amount at least equal to 100% of the value of the securities loaned; (3) the institutional borrower must be required to increase the amount of the cash collateral whenever the market value of the loaned securities rises above the amount of the collateral; (4) the Fund must have the right to terminate the loan at any time; (5) the Fund must receive reasonable interest on the loan, as well as any interest or other distributions on the loaned securities and any increase in the market value of the loaned securities; and (6) the Fund may not pay any more than reasonable custodian fees in connection with the loan.

Industry Concentration

At times, the Large Cap Equity and Equity Income Funds will invest a significant portion of their assets in the financial services sector. Accordingly, these Funds are subject to the risks associated with the financial services sector and, to the extent this sector or a portion thereof is considered a group of related industries, is concentrated. Therefore, from time to time the Funds may concentrate (i.e., invest more than 25% of the Fund’s assets) their investments in a single industry or group of related industries that comprise the financial services sector. Issuers in such an industry or group of related industries may be subject to the same economic trends. Securities held by such Funds may, therefore, be more susceptible to any single economic, political, regulatory or industry-specific occurrence than the portfolio securities of many other investment companies.

The NYSE Arca Tech 100 Index Fund will invest substantially all of its assets in technology-based companies because such companies make up the NYSE Arca Tech 100 Index. The Dow Jones U.S. Health Care 100 Plus Fund will invest substantially all of its assets in healthcare-related companies because such companies make up the Dow Jones U.S. Health Care 100 Index. The Dow Jones U.S. Financial 100 Plus Fund will invest substantially all of its assets in banks and financial services companies because such companies make up the Dow Jones U.S. Financial 100 Index. Accordingly, each of these Funds is subject to the risks associated with its respective sector and, to the extent such sector or a portion thereof is considered a group of related industries, is concentrated. Moreover, because the composition of these indices changes from time to time, there may be periods in which the companies in a particular industry constitute more than 25% of one of these indices. Given their investment objectives and principal strategies, the NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds will not take any action to avoid such concentration. As a result, a relatively high percentage (i.e., more than 25%) of any such Fund's assets may be concentrated from time to time in stocks of issuers within a single industry or group of related industries. Such issuers may be subject to the same economic trends. Securities held by such Funds may, therefore, be more susceptible to any single economic, political, regulatory or industry-specific occurrence than the portfolio securities of many other investment companies.

Portfolio Turnover

In general, the greater the volume of buying and selling by a mutual fund, the greater the impact that brokerage commissions and other transaction costs will have on its return. A mutual fund with turnover in excess of 100% engages in a high volume of buying and selling, and likely will pay brokerage commissions and realize more taxable gains than a mutual fund with a lower turnover rate. High portfolio turnover rates also may result in the realization of substantial net short-term gains. Any such gains that you receive as a shareholder will be taxed as ordinary income for federal income tax purposes.

The Strategic Allocation Fund expects to have a portfolio turnover rate of less than 50%. The Strategic Allocation Fund's practice of rebalancing annually the distribution of assets among the Underlying Funds will affect portfolio turnover rates because the Strategic Allocation Fund purchases and sells shares of the Underlying Funds in the process of rebalancing. Portfolio turnover may result in significant capital gains and thus adverse tax consequences for shareholders of the Strategic Allocation Fund. Portfolio turnover rates among the Underlying Funds will result in brokerage commissions and transaction costs at the Underlying Fund level, and these costs are passed on to the Strategic Allocation Fund and its shareholders. The portfolio turnover rates of the Underlying Funds, however, have historically been low.

All of the other Funds expect portfolio turnover rates of less than 100%, given the fact that the Advisors make investments for their long-term growth potential and do not engage in market-timing and short-term trading strategies.

Although the actively managed strategies utilized with the Large Cap Equity and Equity Income Funds have the potential to increase turnover relative to passively managed funds, because the Funds will own significantly fewer stocks than most passively managed funds, we expect they will generate fairly low turnover rates as compared to their peers, and that the negative effects of portfolio turnover will be less significant relative to peers. In addition, active management tends to provide the potential for better control of the turnover of the Fund by separating it from the obligatory trading required for the rebalance of the Index. The portfolio turnover rate for the Large Cap Equity and Equity Income Funds is expected to be less than 60%.

Because of their passive investment strategies, the NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund expect portfolio turnover rates of less than 50%. However, because the NYSE Arca Tech 100 Index is "price weighted," that Fund may experience higher turnover and brokerage expenses than would be the case if the Index's component stocks were weighted by market capitalization rather than by price. Ordinarily, the NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund will sell securities only to reflect certain administrative changes in their respective indices (including mergers or changes in the composition of the Index) or to accommodate cash flows into and out of the Fund while attempting to replicate the composition of the relevant Index on a continuing basis. Upon notice of a change in the composition of their respective Indices, each of these Funds intends to adjust its investments as soon as reasonably practicable to more closely replicate its respective Index. Each of the Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund also anticipates some trading activity related to its over/underweighting and tax management strategies, separate and apart from changes in the relevant indices.

For the fiscal years ended October 31, 2008 and 2007 the portfolio turnover rates for the Funds were as follows:

Portfolio Turnover Rates

Fund	2008	2007
Large Cap Equity	76%	29%(1)
Equity Income	83%	85%(2)
Geneva Growth	22%	36%
NYSE Arca Tech 100 Index	19%	14%
Dow Jones U.S. Health Care 100 Plus	27%	21%
Dow Jones U.S. Financial 100 Plus	24%	14%
Strategic Allocation	11%	4%
S&P 100 Index	7%	14%
Wisconsin Tax-Exempt Fund	9%	9%

———————

(1)

The Large Cap Equity Fund did not commence operations until May 1, 2007.

(2)

Effective May 1, 2007, the Equity Income Fund (formerly known as the Dow Jones Equity Income 100 Plus Fund) adopted a new investment strategy. This portfolio turnover information includes turnover rates from before the adoption of this new strategy as well as turnover resulting from the re-composition of the Equity Income Fund to implement the new strategy.

INVESTMENT RESTRICTIONS

Restrictions for the Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund

Each of the Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund has adopted the following fundamental investment restrictions. These Funds may not:

(1)

Purchase more than 10% of the outstanding voting securities of an issuer or invest in a company to get control or manage it.

(2)

Borrow money or property except for temporary or emergency purposes. If the Fund ever should borrow money it would only borrow from banks and in an amount not exceeding 10% of the market value of its total assets (not including the amount borrowed). The Fund will not pledge more than 15% of its net assets to secure such borrowings. In the event the Fund's borrowing exceeds 5% of the market value of its total assets, the Portfolio will not invest in any portfolio securities until its borrowings are reduced to below 5% of its total assets. For purposes of these restrictions, collateral arrangements for premium and margin payments in connection with hedging activities, if any, are not to be deemed to be a pledge of assets.

(3)

Make loans, except that it may lend its portfolio securities. For the purposes of this restriction, investments in publicly-traded debt securities or debt securities of the type customarily purchased by institutional investors and investments in repurchase agreements are not considered loans.

(4)

Underwrite the securities of other issuers, except where it might technically be deemed to be an underwriter for purposes of the Securities Act of 1933 upon the disposition of certain securities.

(5)

Issue senior securities.

(6)

Purchase a security if, as a result, more than 10% of the value of the Fund's net assets would be invested in: (i) securities with legal or contractual restrictions on resale (other than investments and repurchase agreements); (ii) securities for which market quotations are not readily available; and (iii) repurchase agreements which do not provide for payment within 7 days.

(7)

Invest in commodities, but the Fund may invest in futures contracts and options.

(8)

Purchase securities on margin or effect short sales of securities, except short sales "against the box" (but the Fund may obtain such short-term credits as may be necessary for the clearance of transactions and may make margin payments in connection with transactions in options and futures transactions).

(9)

Buy or sell real estate, real estate limited partnerships, or oil and gas interests or leases, but the Fund may invest in real estate investment trusts.

With respect to fundamental investment restriction (6) above for the Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund, portfolio securities are classified by the Advisor as liquid or illiquid under the supervision of, and pursuant to guidelines established by, the Board of Directors of North Track. It is possible that the 10% limitation on illiquid securities could be exceeded as a result of a security which, although liquid at the time of purchase, later is classified by the Advisors as illiquid as a result of market conditions or developments with respect to the issuer. Under such circumstances the Board of Directors would investigate and consider all of the surrounding circumstances, would evaluate all available alternatives to bring the Fund back into compliance with the 10% limitation as soon as reasonably practicable, and would take appropriate action. However, the Fund would not necessarily be required immediately to dispose of illiquid securities until the 10% limitation is met if, in the judgment of the Board of Directors, it would not be in the best interests of the shareholders to do so. Disposing of illiquid investments potentially may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Fund to sell an illiquid security promptly at an acceptable price. The absence of a trading market can make it difficult to ascertain the market value for illiquid investments, and could require the Fund to employ special pricing procedures. Because the stocks acquired by the Fund are listed on the Nasdaq Stock Market or the New York Stock Exchange, the Funds do not anticipate any difficulty in maintaining adequate liquidity under normal market conditions.

Restrictions for the Geneva Growth Fund

The Geneva Growth Fund has adopted the following fundamental investment restrictions. The Fund may not:

(1)

Invest more than 5% of the fair market value of its assets in securities of any one issuer, except for U.S. Government securities or bank certificates of deposit and bankers' acceptances, which may be purchased without such limitation.

(2)

Acquire securities of any one issuer which at the time of investment (i) represent more than 10% of the outstanding voting securities of such issuer, or (ii) have a value greater than 10% of the value of the outstanding voting securities of such issuer.

(3)

Invest 25% or more of its total assets, based on current market value at the time of purchase, in securities of issuers in any single industry; provided that there shall be no limitation on the purchase of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

(4)

Invest more than 5% of its total assets in securities of companies which, including any predecessors, have a record of less than three years of continuous operations.

(5)

Buy or sell real estate (although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate or interests therein, except that it may not invest more than 5% of the value of its assets in real estate investment trusts).

(6)

Borrow money or property except for temporary or emergency purposes and in connection with transactions in options, futures or futures options. If the Fund ever should borrow money it would only borrow from banks and in an amount not exceeding 10% of the market value of its total assets (not including the amount borrowed). The Fund will not pledge more than 15% of its net assets to secure such borrowings. In the event the Fund's borrowing exceeds 5% of the market value of its total assets, the Fund will not invest in any portfolio securities until its borrowings are reduced to below 5% of its total assets.

(7)

Make loans to other persons, except that the Fund may lend its portfolio securities subject to the conditions and limitations set forth in this Statement of Additional Information under "Investment Program - Lending of Portfolio Securities." For the purposes of this restriction, investments in publicly-traded debt securities or debt securities of the type customarily purchased by institutional investors and investments in repurchase agreements are not considered loans.

(8)

Underwrite the securities of other issuers except where it might technically be deemed to be an underwriter for purposes of the Securities Act of 1933 upon the disposition of certain securities.

(9)

Issue senior securities (other than the borrowings permitted above).

(10)

Buy or sell commodities (other than futures contracts and options thereon).

(11)

Invest more than 10% of its total assets in securities of other investment companies, invest more than 5% of its total assets in securities of any particular investment company or purchase more than 3% of the total outstanding voting stock of another investment company, except that this restriction does not apply to a purchase of investment company securities as part of a merger, consolidation, reorganization or acquisition of assets.

In accordance with the following non-fundamental policies, which may be changed without shareholder approval, the Geneva Growth Fund may not:

(1)

Invest in companies for the purpose of exercising control or management.

(2)

Invest in securities of other open-end investment companies (other than money market mutual funds which are subject to restrictions described above).

(3)

Mortgage, hypothecate, or in any manner transfer as security for any indebtedness, any securities owned or held by the Fund, except that this restriction does not apply to borrowings permitted above.

(4)

Purchase securities on margin, effect short sales of securities, write or sell put or call options, or engage in futures transactions.

(5)

Purchase warrants.

(6)

Invest less than 80% of its total assets in common stocks.

(7)

Invest over 5% of its total assets in repurchase agreements.

(8)

Invest in oil, gas or other mineral exploration or development programs, except that the Fund may invest in marketable securities of enterprises engaged in oil, gas or mineral exploration.

Restrictions for the Strategic Allocation Fund

The Strategic Allocation Fund has adopted a non-fundamental policy of investing all of its assets in the three Underlying Funds. In addition, the Fund has adopted the following fundamental investment restrictions. The Fund may not:

(1)

Purchase more than 10% of the outstanding voting securities of an issuer or invest in a company to get control or manage it.

(2)

Borrow money or property except for temporary or emergency purposes. If the Fund ever should borrow money it would only borrow from banks and in an amount not exceeding 10% of the market value of its total assets (not including the amount borrowed). The Fund will not pledge more than 15% of its net assets to secure such borrowings. In the event the Fund's borrowing exceeds 5% of the market value of its total assets, the Fund will not invest in any portfolio securities until its borrowings are reduced to below 5% of its total assets. For purposes of these restrictions, collateral arrangements for premium and margin payments in connection with hedging activities, if any, are not to be deemed to be a pledge of assets.

(3)

Make loans, except that it may lend its portfolio securities. For the purposes of this restriction, investments in publicly-traded debt securities or debt securities of the type customarily purchased by institutional investors and investments in repurchase agreements are not considered loans.

(4)

Underwrite the securities of other issuers, except where it might technically be deemed to be an underwriter for purposes of the Securities Act of 1933 upon the disposition of certain securities.

(5)

Issue senior securities.

(6)

Purchase a security if, as a result, more than 10% of the value of the Fund's net assets would be invested in: (i) securities with legal or contractual restrictions on resale (other than investments and repurchase agreements); (ii) securities for which market quotations are not readily available; and (iii) repurchase agreements which do not provide for payment within 7 days.

(7)

Invest in commodities, but the Fund may invest in futures contracts and options.

(8)

Purchase securities on margin or effect short sales of securities, except short sales "against the box" (but the Fund may obtain such short-term credits as may be necessary for the clearance of transactions and may make margin payments in connection with transactions in options and futures transactions).

(9)

Buy or sell real estate, real estate limited partnerships, or oil and gas interests or leases, but the Fund may invest in real estate investment trusts.

Restrictions for the S&P 100 Index Fund

The S&P 100 Index Fund has adopted the following fundamental investment restrictions and policies which cannot be changed without a majority vote of shareholders of that Fund, except that the restriction set forth in paragraph 16 is not fundamental. Policies that are not "fundamental policies" are subject to change by the Board of Directors without shareholder approval. The Fund may not:

(1)

Invest more than 5% of the fair market value of its assets in securities of any one issuer, except for U.S. Government Securities, which may be purchased without limitation, and except as necessary to parallel the composition of the S&P 100 Stock Index.

(2)

Purchase more than 10% of the outstanding voting securities of an issuer, or invest in a company to get control or manage it.

(3)

Invest 25% or more of its total assets, based on current market value at the time of purchase, in securities of issuers in any single industry; provided that there shall be no limitation on the purchase of U.S. Government securities or on municipal securities.

(4)

Invest more than 5% of its total assets in securities of companies which, including any predecessors, have a record of less than three years of continuous operations.

(5)

Invest in securities of other investment companies, except by purchases as a result of which not more than 10% of the Fund's total assets (taken at current value) would be invested in such securities, or except as they may be acquired as part of a merger, consolidation, reorganization or acquisition of assets.

(6)

Buy or sell real estate, interests in real estate limited partnerships, oil, gas and mineral interests, or oil, gas and mineral leases.

(7)

Borrow money or property except for temporary or emergency purposes. If the Fund ever should borrow money, it would only borrow from banks and in an amount not exceeding 10% of the market value of its total assets (not including the amount borrowed). The Fund will not pledge more than 15% of its net assets to secure such borrowings. In the event the Fund's borrowings exceed 5% of the market value of its total assets, the Fund will not invest in any additional portfolio securities until its borrowings are reduced to below 5% of its total assets. For purposes of these restrictions, collateral arrangements for premium and margin payments in connection with the Fund's hedging activities are not to be deemed to be a pledge of assets.

(8)

Make loans, except that the Fund may lend its portfolio securities, subject to the conditions and limitations established in this Statement of Additional Information. See "Investment Program - Lending of Portfolio Securities" above. For the purposes of this restriction, investments in publicly-traded debt securities or debt securities of the type customarily purchased by institutional investors and investments in repurchase agreements are not considered loans.

(9)

Underwrite the securities of other issuers.

(10)

Purchase securities with legal or contractual restrictions on resale.

(11)

Issue senior securities.

(12)

Purchase securities on margin, make short sales or write or purchase put and call options, except for the purposes and subject to the conditions and limitations described in the Prospectus.

(13)

Buy or sell commodities or commodity contracts.

(14)

Invest in illiquid securities.

(15)

Purchase warrants, valued at lower of cost or market, in excess of 5% of the value of the Fund's net assets; included within the 5%, but not to exceed 2% of the Fund's net assets, may be warrants which are not listed on the New York Stock Exchange or the Nasdaq Stock Market.

(16)

Purchase or retain the securities of an issuer if those Officers or Directors of North Track who individually own beneficially more than 0.5% of the outstanding securities of such issuer together own beneficially more than 5% of such outstanding securities.

The Fund also has a nonfundamental investment policy that it will concentrate in an industry only if and to the extent that the Index is so concentrated. The Fund also is subject to certain other nonfundamental investment restrictions described below. See "Investment Restrictions - Nonfundamental Investment Restrictions Common to All Funds" below.

Restrictions for the Wisconsin Tax-Exempt Fund

The Wisconsin Tax-Exempt Fund has adopted the following fundamental investment restrictions and policies which cannot be changed without the approval of a majority of the Fund's outstanding shares. Policies that are not "fundamental policies" may be changed by the Board of Directors without shareholder approval. We will not consider any investment restriction which involves a maximum percentage of securities or assets to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition of securities or assets of, or borrowing by, the Fund. The Fund may not:

(1)

Purchase more than 10% of the outstanding voting securities of an issuer, or invest in a company to get control or manage it.

(2)

Invest 25% or more of its total assets, based on current market value at the time of purchase, in securities of issuers in any single industry (except that it may invest without limitation, in circumstances in which other appropriate available instruments may be in limited supply, in housing, healthcare and/or utility obligations); provided that there shall be no limitation on the purchase of Tax-Exempt Obligations and securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

(3)

Borrow money or property except for temporary or emergency purposes. If the Fund ever should borrow money it would only borrow from banks and in an amount not exceeding 10% of the market value of its total assets (not including the amount borrowed). The Fund will not pledge more than 15% of its net assets to secure such borrowings. In the event the Fund's borrowing exceeds 5% of the market value of its total assets the Fund will not invest in any portfolio securities until its borrowings are reduced to below 5% of its total assets. For purposes of these restrictions, collateral arrangements for premium and margin payments in connection with hedging activities, if any, are not to be deemed to be a pledge of assets.

(4)

Make loans, except that it may lend its portfolio securities, as permitted under the Investment Company Act of 1940. For the purposes of this restriction, investments in publicly-traded debt securities or debt securities of the type customarily purchased by institutional investors and investments in repurchase agreements are not considered loans.

(5)

Underwrite the securities of other issuers, except where the Fund might technically be deemed to be an underwriter for purposes of the Securities Act of 1933 upon the disposition of certain securities.

(6)

Issue senior securities.

(7)

Purchase a security if, as a result, more than 10% of the value of the Fund's net assets would be invested in: (i) securities with legal or contractual restrictions on resale (other than investments and repurchase agreements); (ii) securities for which market quotations are not readily available; and (iii) repurchase agreements which do not provide for payment within seven days.

(8)

Invest in commodities, but the Fund may invest in futures contracts, options on futures, and options.

In accordance with the following non-fundamental policies, which North Track's Board of Directors may change without shareholder approval, the Wisconsin Tax-Exempt Fund may not:

(1)

Invest more than 5% of its total assets in securities of companies which, including any predecessors, have a record of less than three years of continuous operations.

(2)

Buy or sell real estate, real estate investment trusts, real estate limited partnerships, or oil and gas interests or leases, but this shall not prevent the Fund from investing in Tax-Exempt Obligations secured by real estate or interests therein or in securities of companies whose business involves the purchase or sale of real estate.

(3)

Purchase warrants, except that the Fund may purchase warrants which, when valued at lower of cost or market, do not exceed 5% of the value of the Fund's net assets; included within the 5%, but not to exceed 2% of the Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchange.

(4)

Purchase securities on margin (except in connection with its permitted futures and options activities) or effect short sales of securities, except that the Fund may sell securities short where it holds a long position in the same security which equals or exceeds the number of shares sold short; provided that the Fund may not effect any such short sale of securities if, as a result thereof, more than 10% of the Fund's net assets would be held as collateral for such short positions.

(5)

Purchase securities of other investment companies if the purchase would cause more than 10% of the value of the total assets of the Fund to be invested in investment company securities, provided that: (i) no investment will be made in the securities of any single investment company if, immediately after such investment, more than 3% of the outstanding voting securities of such investment company would be owned by the Fund or more than 5% of the value of the total assets of the Fund would be invested in such investment company; and (ii) no such restrictions shall apply to a purchase of investment company securities as a part of a merger, consolidation, reorganization or acquisition of assets.

(6)

Engage in futures and options transactions, other than as described in its current Prospectus and Statement of Additional Information.

Non-Fundamental Investment Restrictions Common to All Funds

The 1940 Act currently places further restrictions on certain investments by each of the Funds, including: (a) subject to certain exceptions, the 1940 Act currently prohibits each Fund from investing more than 5% of its total assets in securities of another investment company, investing more than 10% of its total assets in securities of other investment companies in aggregate, or purchasing more than 3% of the total outstanding voting stock of another investment company, except that this restriction does not apply to a purchase of investment company securities as a part of a merger, consolidation, reorganization or acquisition of assets; and (b) the SEC limit on aggregate holdings of illiquid securities or securities with restrictions on resale is 15% of a Fund's net assets. This restriction does not apply to the Strategic Allocation Fund.

MANAGEMENT OF NORTH TRACK

Directors and Officers

Under applicable law, the Board of Directors is responsible for management of North Track, and provides broad supervision over its affairs. The Board of Directors meets regularly to review the Funds' investments, performance and expenses. The Board elects the officers of North Track, and hires the Funds' service providers, including the Funds' investment advisor, ZCM, and the distributor of the Funds' shares, B.C. Ziegler. The Board annually reviews and considers approval of the continuation of the investment advisory agreement with ZCM and the Funds' distribution plan, and annually approves the selection of independent public accountants for the Fund. The Board also establishes, monitors and periodically reviews numerous policies and procedures governing the conduct of North Track's business. The policy of North Track is that at least seventy-five percent (75%) of Board members must be independent of ZCM. The following table presents information about each director and officer of North Track:

Name, Address & Birthdate	Position(s) Held with North Track	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of North Track Funds Overseen by Director	Other Directorships/ Trusteeships(2) Held by Director
Independent Directors:
Marcia L. Wallace 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 12-2-47	Director and Independent Chair	Since 2001	Retired; Senior Vice President in Global Trust Services and Institutional Custody, First Chicago NBD/Bank One from 1985 to 1999.	10	Ziegler Exchange Traded Trust
James G. DeJong 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 10-18-51	Director	Since 2001	President and Managing Shareholder, O'Neil, Cannon, Hollman, DeJong, S.C. (law firm) since 1987.	10	Ziegler Exchange Traded Trust

Name, Address & Birthdate	Position(s) Held with North Track	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of North Track Funds Overseen by Director	Other Directorships/ Trusteeships(2) Held by Director
Brian J. Girvan 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 10-20-55	Director	Since 2003	Partner, Ascent Venture Management, Inc. since August 2003; Chief Operating Officer and Chief Financial Officer of Argo Global Capital, LLC (venture capital company) from 2001 to 2003; Senior Vice President and Division Executive of Fidelity Investments from 1999 to 2001; Senior Vice President and Group CFO of Fidelity Investments from 1998 to 1999.	10	Ziegler Exchange Traded Trust
Cornelia Boyle 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 09-23-53	Director	Since 2003	Currently Retired; Executive Vice President and Chief Operations Officer of AIG SunAmerica Retirement Markets, Inc. (distribution and marketing company for variable annuity and retirement products) from 2000 to 2003; Executive Vice President, Fidelity Investments from 1996 to 2000.	10	Ziegler Exchange Traded Trust
Interested Directors and Officers:
John J. Mulherin(3) 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 5-18-51	Director	Since 2003	Chief Executive Officer, The Ziegler Companies, Inc. since February 2000.	10	Ziegler Exchange Traded Trust
Elizabeth A. Watkins 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 1-29-68	Interim President	Since 2008

Interim President, Ziegler Exchange Traded Trust since 2008; Senior Managing Director and Chief Compliance Officer, The Ziegler Companies, Inc. since 2007; Chief Compliance Officer, Ziegler Exchange Traded Trust since 2007; Managing Director and Chief Compliance Officer, The Ziegler Companies, Inc. from 2006 to 2007; Vice President and Chief Compliance Officer, The Ziegler Companies, Inc. from 2003 to 2006; Compliance Consultant, Northwestern Mutual Investment Services from 2002 to 2003.

				N/A	N/A
Victoria A. Nonhof 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 5/31/60	Chief Financial Officer and Treasurer	Since 2009

Vice President and Treasurer, the Ziegler Companies, Inc., November 2007 to January 2009; Interim Chief Financial Officer and Treasurer , North Track Funds, Inc., November 2007; employed by The Ziegler Companies, Inc. and its affiliates in various positions from 1983 to November 2007.

				N/A	N/A

Name, Address & Birthdate	Position(s) Held with North Track	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of North Track Funds Overseen by Director	Other Directorships/ Trusteeships(2) Held by Director
Benjamin H. DeBerry 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 4-29-71	Secretary	Since 2007

Senior Managing Director and General Counsel, The Ziegler Companies, Inc. since 2007; Secretary, Ziegler Exchange Traded Trust since 2007; Senior Counsel of the Networks and Enterprise Business, Motorola, Inc. (communications company) from 2005 to 2007; Associate, Wildman, Harold, Allen & Dixon LLP (law firm) from 2004 to 2005; Associate, Chapman and Cutler LLP (law firm) from 2002 to 2004.

				N/A	N/A
Angelique A. David 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 7-26-77	Assistant Secretary	Since 2007

Vice President and Assistant General Counsel, The Ziegler Companies, Inc. since 2007; Assistant Secretary, Ziegler Exchange Traded Trust since 2007; Associate, Locke Lord Bissell & Liddell LLP (law firm) from 2002 to 2007.

				N/A	N/A
Zachary Shannon 200 South Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 1-28-75	Chief Compliance Officer	Since 2008	Compliance Officer, Ziegler Capital Management, 2007-2008; Compliance Officer, Raymond James, 2005-2007; Compliance Officer, eFloorTrade, LLC, 2003-2005.	N/A	N/A

———————

(1)

Officers of North Track serve one-year terms, subject to annual reappointment by the Board of Directors. Directors of North Track serve a term of indefinite length until their resignation or removal, and stand for re-election by shareholders only as and when required under the 1940 Act.

(2)

Only includes directorships/trusteeships held in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or any company registered as an investment company under the 1940 Act.

(3)

Mr. Mulherin is considered to be an "interested person" (as defined in the 1940 Act) of North Track because he is Chief Executive Officer of The Ziegler Companies, Inc.

Board Committees

The standing committees of North Track's Board of Directors include an audit committee, a governance (nominating) committee, a pricing committee and a contract review committee. The audit committee consists of all the independent directors, namely Brian J. Girvan (chair), James G. DeJong, Cornelia Boyle and Marcia L. Wallace. Mr. Girvan has been determined to be an audit committee financial expert. The governance committee consists of James G. DeJong (chair), Brian J. Girvan and Marcia L. Wallace. The pricing committee consists of Cornelia Boyle (chair) and Marcia L. Wallace. The contract review committee consists of all the independent directors, namely James G. DeJong (chair), Brian J. Girvan, Cornelia Boyle and Marcia L. Wallace.

The audit committee annually selects independent public accountants for the Fund and oversees the preparation of the Fund's financial statements. In this capacity, the audit committee meets at least annually with the independent public accountants to discuss any issues surrounding the preparation and audit of the Fund's financial statements. The audit committee also discusses with the independent public accountants the strengths and weaknesses of the systems and operating procedures employed in connection with the preparation of the Fund's internal financial statements, pricing procedures and the like, as well as the performance and cooperation of staff members responsible for these functions. The audit committee has adopted a written charter. The audit committee met three times during the fiscal year ended October 31, 2008.

The governance committee nominates candidates for appointment to the Board of Directors to fill vacancies and nominate candidates for election and re-election to the Board as and when required. No policy or procedure has been established as to the recommendation of director nominees by shareholders, except that nominations of directors who are not "interested persons" must be made and approved by the nominating committee. The governance committee has adopted a written charter. The governance committee met two times during the fiscal year ended October 31, 2008.

The pricing committee oversees the pricing policies and guidelines established by the Board of Directors and confers with management personnel of the Advisors on matters relating to the pricing of securities held by the Funds. The pricing committee has adopted a written charter. The pricing committee met three times during the fiscal year ended October 31, 2008.

The contract review committee reviews the Fund's advisory contract and contracts with other service providers, to the extent necessary. The contract review committee will report to the full board regarding its review of advisory agreements and make recommendations regarding their adoption and continuation. The contracts review committee has adopted a written charter.  The contract review committee met two times during the fiscal year ended October 31, 2008.

Director Ownership of Fund Shares

The table below sets forth the dollar range of shares of the series of North Track owned by each director as of December 31, 2008.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Family of Investment Company
Cornelia Boyle

None (S&P 100 Index)
None (NYSE Arca Tech 100 Index)
$1-10,000 (Equity Income)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
$1-10,000 (Geneva Growth)
None (Large Cap Equity)
None (Cash Reserve)
None (Wisconsin Tax-Exempt)
$1-10,000 (Strategic Allocation)

$10,001-50,000
James G. DeJong

None (S&P 100 Index)
None (NYSE Arca Tech 100 Index)
None (Equity Income)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Geneva Growth)
None (Large Cap Equity)
None (Cash Reserve)
None (Wisconsin Tax-Exempt)
$10,001-50,000 (Strategic Allocation)

$10,001-50,000
Brian J. Girvan

None (S&P 100 Index)
None (NYSE Arca Tech 100 Index)
None (Equity Income)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
$10,001-50,000 (Geneva Growth)
$10,001-50,000 (Large Cap Equity)
None (Cash Reserve)
None (Wisconsin Tax-Exempt)
None (Strategic Allocation)

$10,001-50,000

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Family of Investment Company
Marcia L. Wallace

None (S&P 100 Index)
None (NYSE Arca Tech 100 Index)
$1-10,000 (Equity Income)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
$1-10,000 (Geneva Growth)
None (Large Cap Equity)
None (Cash Reserve)
None (Wisconsin Tax-Exempt)
$1-10,000 (Strategic Allocation)

$10,001-50,000
John J. Mulherin

$1-10,000 (S&P 100 Index)
$1-10,000 (NYSE Arca Tech 100 Index)
$50,001-100,000 (Equity Income)
$1-10,000 (Dow Jones U.S. Health Care 100 Plus)
$1-10,000 (Dow Jones U.S. Financial 100 Plus)
None (Geneva Growth)
None (Large Cap Equity)
None (Cash Reserve)
None (Wisconsin Tax-Exempt)
$10,001-50,000 (Strategic Allocation)

$50,001-100,000

No director who is not an interested person of North Track, or his or her immediate family members, owned beneficially or of record, as of December 31, 2008, any securities of ZCM, B.C. Ziegler, any subadvisor or of any person controlling, controlled by or under common control with ZCM, B.C. Ziegler or any subadvisor.

Director Compensation

North Track pays the compensation of the directors who are not officers, directors or employees of ZCM or its affiliates. North Track may also retain consultants, who will be paid a fee, to provide the Board with advice and research on investment matters. Each series of North Track pays a proportionate amount of these expenses based on its total assets.

The table below shows fees paid to directors of North Track for the fiscal year ended October 31, 2008. No compensation information is provided for John Mulherin because he is a director of ZCM and an officer of affiliates of ZCM.

Name of Person and Position with North Track	Compensation from North Track (By Fund)	Pension or Retirement Benefits Accrued As Part of North Track Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From North Track and the Fund Complex(1) Paid to Directors
Cornelia Boyle, Independent Director	$2,646 (S&P 100 Index) $6,746 (NYSE Arca Tech 100 Index) $709 (Equity Income) $1,064 (Dow Jones U.S. Health Care 100 Plus) $756 (Dow Jones U.S. Financial 100 Plus) $869 (Strategic Allocation Fund) $4,894 (Geneva Growth) $141 (Large Cap Equity) $3,657 (Wisconsin Tax-Exempt) $4,436 (Cash Reserve)	$0	$0	$34,875

Name of Person and Position with North Track	Compensation from North Track (By Fund)	Pension or Retirement Benefits Accrued As Part of North Track Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From North Track and the Fund Complex(1) Paid to Directors
James G. DeJong, Independent Director	$2,646 (S&P 100 Index) $6,746 (NYSE Arca Tech 100 Index) $709 (Equity Income) $1,064 (Dow Jones U.S. Health Care 100 Plus) $756 (Dow Jones U.S. Financial 100 Plus) $869 (Strategic Allocation Fund) $4,894 (Geneva Growth) $141 (Large Cap Equity) $3,657 (Wisconsin Tax-Exempt) $4,436 (Cash Reserve)	$0	$0	$34,875
Brian J. Girvan, Independent Director	$2,799 (S&P 100 Index) $7,137 (NYSE Arca Tech 100 Index) $750 (Equity Income) $1,126 (Dow Jones U.S. Health Care 100 Plus) $800 (Dow Jones U.S. Financial 100 Plus) $920 (Strategic Allocation Fund) $5,178 (Geneva Growth) $149 (Large Cap Equity) $3,869 (Wisconsin Tax-Exempt) $4,693 (Cash Reserve)	$0	$0	$36,375
Marcia L. Wallace, Independent Director and Chair	$3,469 (S&P 100 Index) $8,843 (NYSE Arca Tech 100 Index) $929 (Equity Income) $1,395 (Dow Jones U.S. Health Care 100 Plus) $992(Dow Jones U.S. Financial 100 Plus) $1,140 (Strategic Allocation Fund) $6,416 (Geneva Growth) $185 (Large Cap Equity) $4,794 (Wisconsin Tax-Exempt) $5,815 (Cash Reserve)	$0	$0	$44,856

———————

(1)

The “Fund Complex” includes the Ziegler Exchange Traded Trust, an exchange-traded fund registered as an open-end investment company. ZCM served as investment advisor to the only portfolio of Ziegler Exchange Traded Trust, the NYSE Arca Tech 100 ETF, until that portfolio was liquidated in December 2008.

Material Transactions With Independent Directors

No director who is not an interested person of North Track, or immediate family member of that director, has had, during the two most recently completed calendar years, a direct or indirect interest in ZCM, B.C. Ziegler or Geneva Capital Management Ltd. ("Geneva Capital"), the sub-advisor to the Geneva Growth Fund, or in any person directly or indirectly controlling, controlled by or under common control with ZCM, B.C. Ziegler or Geneva Capital exceeding $120,000. In addition, no director who is not an interested person of North Track, or any immediate family members of that director, has had, during the two most recently completed calendar years, a direct or indirect material interest in any transaction or series of similar transactions in which the amount involved exceeds $120,000 and to which one of the parties was North Track; an officer of North Track; an investment company or an officer of an investment company having ZCM or Geneva Capital as its investment advisor or having B.C. Ziegler as its principal underwriter or having an investment advisor or principal underwriter that directly or indirectly controls, is controlled by or under common control with ZCM, B.C. Ziegler or Geneva Capital; ZCM, B.C. Ziegler or Geneva Capital; an officer of ZCM, B.C. Ziegler or Geneva Capital; or a person directly or indirectly controlling, controlled by or under common control with ZCM, B.C. Ziegler or Geneva Capital or an officer of any such "control" person. No director who is not an interested person of North Track, or immediate family member of such a director, has had, in the two most recently completed calendar years, a direct or indirect relationship in which the amount involved exceeds $120,000, with any of the persons described above in this paragraph and which include payments for property or services to or from any of those persons; provision of legal services to any person specified above in this paragraph; provision of investment banking services to any person specified above in this paragraph, other than as a participating underwriter in a syndicate; or any consulting or other relationship that is substantially similar in nature and scope to the relationships detailed herein.

Portfolio Management

As described in the Prospectus under the heading “Management,” the day-to-day operations of the Funds are managed by the portfolio managers listed in the table below. In addition to serving as portfolio managers for the Funds, the portfolio managers also manage the operations of other investment companies and other accounts.  The number of other investment companies and accounts managed by each portfolio manager and the amount managed is set forth in the table below. None of the Funds’ portfolio managers manages any pooled investment vehicles other than the Funds and the other investment companies and accounts set forth below.

Other Accounts Managed by the Portfolio Managers (1)

	Other Registered Investment Companies		Other Accounts Managed by Portfolio Manager
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number with Performance-Based Fees	Total Assets of Accounts with Performance- Based Fees
Ziegler Capital Management Portfolio Managers:
Mikhail Alkhazov	0	$0	74	$168.8 million	1	$9.7 million
Donald Nesbitt	0	$0	74	$168.8 million	1	$9.7 million
Richard Scargill	0	$0	75	$496.8 million	0	$0
Michael Sanders	0	$0	309	$973.2 million	0	$0

Geneva Capital Management Portfolio Managers:
Amy S. Croen	1	$74.4 million	334	$794 million	1	$25.7 million
Michelle J. Picard	1	$74.4 million	334	$794 million	1	$25.7 million
William A. Priebe	1	$74.4 million	334	$794 million	1	$25.7 million
William Scott Priebe	1	$74.4 million	334	$794 million	1	$25.7 million

———————

(1)

As of October 31, 2008.

ZCM Portfolio Managers

Donald Nesbitt and Mikhail Alkhazov serve as portfolio managers for the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds.

Many, but not all, of the accounts managed by Mr. Nesbitt and Mr. Alkhazov have investment strategies similar to those employed for the various series of North Track. Possible material conflicts of interest arising from these portfolio managers' management of the investments of the various series of North Track, on the one hand, and the investments of other accounts, on the other hand, include the portfolio managers' allocation of sufficient time, energy and resources to managing the investments of the various series of North Track in light of their responsibilities with respect to numerous other accounts, particularly accounts that have different strategies from those of the various series of North Track; the fact that the fees payable to ZCM for managing the various series of North Track may be less than the fees payable to ZCM for managing other accounts, potentially motivating the portfolio managers to spend more time on managing the other accounts; the proper allocation of investment opportunities that are appropriate for the various series of North Track and other accounts; and the proper allocation of aggregated purchase and sale orders for the various series of North Track and other accounts.

Richard Scargill and Michael Sanders serve as portfolio managers for all of the Fixed-Income Funds, which at this time includes only the Wisconsin Tax-Exempt Fund.

Many, but not all, of the accounts managed by Mr. Scargill and Mr. Sanders have investment strategies similar to those employed for the Wisconsin Tax-Exempt Fund. Possible material conflicts of interest arising from Mr. Scargill’s and Mr. Sanders’s management of the investments of the Wisconsin Tax-Exempt Fund, on the one hand, and the investments of other accounts, on the other hand, include their allocation of sufficient time, energy and resources to managing the investments of the Wisconsin Tax-Exempt Fund in light of their responsibilities with respect to numerous other accounts, particularly accounts that have different strategies from those of the Wisconsin Tax-Exempt Fund; the fact that the fees payable to ZCM for managing the Wisconsin Tax-Exempt Fund may be less than the fees payable to ZCM for managing other accounts, potentially motivating the portfolio managers to spend more time on managing the other accounts; the proper allocation of investment opportunities that are appropriate for the Wisconsin Tax-Exempt Fund and other accounts; and the proper allocation of aggregated purchase and sale orders for the Wisconsin Tax-Exempt Fund and other accounts.

ZCM Portfolio Managers' Compensation

Portfolio managers receive a base salary plus incentive compensation. The incentive compensation generally ranges from 15% to 100% of the portfolio manager's base pay. The amount of incentive compensation potentially available to a portfolio manager is a function of ZCM's annual return on equity compared to its peer group and the asset management division's achievement of its profit goal for the year. Thus, if ZCM's annual return on equity matches its peer group and the asset management division achieves its annual profit goal, a portfolio manager will be eligible to receive his applicable incentive compensation percentage. The Advisor's peer group is constructed by the Securities Industry Association each year and it includes small-firm financial services companies. The actual amount of incentive compensation payable to a portfolio manager is then determined by comparing the performance of the portfolios/accounts managed by the portfolio manager to their benchmark indices over one-, two- and three-year periods, with 50% of the incentive compensation tied to the performance over the one-year period and 25% tied to the performance over each of the two- and three-year periods.

Geneva Capital Management Portfolio Managers

The members of the portfolio management team for the Geneva Growth Fund currently consist of Amy S. Croen, William A. Priebe, Michelle J. Picard and William Scott Priebe, all of whom are associated with Geneva Capital Management Ltd.

Many, but not all, of the accounts managed by Ms. Croen, Mr. W. A. Priebe, Ms. Picard and Mr. W. S. Priebe have investment strategies similar to those employed for the Geneva Growth Fund. Possible material conflicts of interest arising from these portfolio managers' management of the investments of the Geneva Growth Fund, on the one hand, and the investments of other accounts, on the other hand, include the portfolio managers' allocation of sufficient time, energy and resources to managing the investments of the Geneva Growth Fund in light of their responsibilities with respect to numerous other accounts, particularly accounts that have different strategies from those of the Geneva Growth Fund; the fact that the fees payable to Geneva Capital for managing the Geneva Growth Fund are less than the fees payable to Geneva Capital for managing other accounts, potentially motivating the portfolio managers to spend more time on managing the other accounts; the proper allocation of investment opportunities that are appropriate for the Geneva Growth Fund and other accounts; and the proper allocation of aggregated purchase and sale orders for the Geneva Growth Fund and other accounts.

Geneva Capital Management Portfolio Managers' Compensation

The Geneva Growth Fund's investment professionals are all current or prospective principals of Geneva Capital Management Ltd. Total compensation for the investment professionals includes fixed salary plus a fixed share in the profits of Geneva Capital Management. Geneva Capital Management believes that its compensation plan allows for the investment professionals to focus on delivering long-term above average performance for their clients.

Portfolio Manager Ownership of Fund Shares

The table below sets forth the dollar range of shares of the series of North Track owned by each portfolio manager as of October 31, 2008.

Name of Portfolio Manager	Dollar Range of Equity Securities in Each of the North Track Funds	Aggregate Dollar Range of Equity Securities in all of the North Track Funds
Donald Nesbitt

$10,001-$50,000 (Large Cap Equity)

$50,001-$100,000 (Equity Income Fund)

$10,001-$50,000 (Geneva Growth)
$10,001-$50,000(NYSE Arca Tech 100 Index Fund)
$10,001-$50,000 (Dow Jones U.S. Health Care 100 Plus)
$10,001-$50,000 (Dow Jones U.S. Financial 100 Plus)
$50,001-$100,000 (Strategic Allocation)

$10,001-$50,000 (S&P 100 Index)

None (Wisconsin Tax-Exempt)

None (Cash Reserve)

$100,001-$500,000
Mikhail Alkhazov

$1-$10,000 (Large Cap Equity)

$1-$10,000 (Equity Income Fund)

None (Geneva Growth)
$1-$10,000 (NYSE Arca Tech 100 Index Fund)
$1-$10,000 (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

$1-$10,000 (Cash Reserve)

$50,001-$100,000
Richard Scargill

None (Large Cap Equity)

None (Equity Income Fund)

None (Geneva Growth)
$10,001-$50,000 (NYSE Arca Tech 100 Index Fund)
$10,001-$50,000 (Dow Jones U.S. Health Care 100 Plus)
$10,001-$50,000 (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

None (Cash Reserve)

$100,001-$500,000
Michael Sanders

None (Large Cap Equity)

None (Equity Income Fund)

None (Geneva Growth)
None (NYSE Arca Tech 100 Index Fund)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

$1-10,000 (Cash Reserve)

$1-10,000

Name of Portfolio Manager	Dollar Range of Equity Securities in Each of the North Track Funds	Aggregate Dollar Range of Equity Securities in all of the North Track Funds
Amy Croen

None (Large Cap Equity)

None (Equity Income Fund)

Over $1,000,000 (Geneva Growth)
None (NYSE Arca Tech 100 Index Fund)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

None (Cash Reserve)

Over $1,000,000
William A. Priebe(1)

None (Large Cap Equity)

None (Equity Income Fund)

Over $1,000,000 (Geneva Growth)
None (NYSE Arca Tech 100 Index Fund)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

None (Cash Reserve)

Over $1,000,000
Michelle Picard

None (Large Cap Equity)

None (Equity Income Fund)

$100,001-$500,000 (Geneva Growth)
None (NYSE Arca Tech 100 Index Fund)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

None (Cash Reserve)

$100,001-$500,000
William S. Priebe(1)

None (Large Cap Equity)

None (Equity Income Fund)

$100,001-$500,000 (Geneva Growth)
None (NYSE Arca Tech 100 Index Fund)
None (Dow Jones U.S. Health Care 100 Plus)
None (Dow Jones U.S. Financial 100 Plus)
None (Strategic Allocation)

None (S&P 100 Index)

None (Wisconsin Tax-Exempt)

None (Cash Reserve)

$10,001 - $50,000

———————

(1)

William S. Priebe, a portfolio manager for the Geneva Growth Fund, is the son of William A. Priebe, who is also a portfolio manager for the Geneva Growth Fund.

Codes of Ethics

Personal Trading. Rule 17j-1 under Section 17(j) of the 1940 Act makes it illegal for any person associated with North Track, the Advisor, the Sub-Advisor, or the Distributor, who has knowledge of portfolio securities trades that the Fund makes or intends to make, to use that information in a manner that benefits that person and/or harms the Fund. To protect against such conduct, North Track, the Advisor, the Sub-Advisor and the Distributor have adopted codes of ethics in accordance with requirements established under Rule 17j-1. The codes of ethics do not prohibit persons who have knowledge of North Track's portfolio securities trades from investing in the same securities; however, the codes of ethics establish time frames, prior approval procedures and reporting requirements designed to assure that persons who have knowledge of the Funds' securities trades cannot use that information in a manner which is detrimental to the Funds and/or which benefits the person.

Code for Principal Executive, Financial and Accounting Officers. North Track has established a separate code of ethics that applies to its principal executive, financial and accounting officers. This written code sets forth standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in reports and documents North Track files with the SEC and in other shareholder communications; compliance with applicable governmental laws, rules or registrations; the prompt internal reporting of violations of the code to an appropriate person; and accountability for adherence to the code.

Proxy Voting Policies

Proxy voting policies adopted by North Track are attached to this Statement of Additional Information as Appendix A. These proxy voting policies describe the procedures used by North Track to determine how to vote proxies. Information regarding how North Track voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available, without charge, upon request, by calling North Track's toll-free number (1-800 826-4600), through North Track's website (http://www.northtrackfunds.com), and on the SEC's website (http://www.sec.gov).

Portfolio Holdings Policies and Procedures

Information about the portfolio holdings of the Funds is generally considered to be relevant and significant to persons in deciding to buy or sell shares of the Funds. Such information should be safeguarded as material, non-public information until publicly disclosed. This means, at a minimum, that information about the portfolio holdings of any Fund should not be selectively disclosed to investors or potential investors (or their advisers, consultants or intermediaries) or to any other persons unless there are legitimate business purposes for doing so and such persons are subject to a duty of confidentiality and trading restrictions. However, it is understood that because many of the Funds invest in stocks that are included in an index and the composition of the index is publicly available, the portfolio holdings of such Funds may not constitute material, non-public information.

Specific Authorized Public Disclosures. North Track shall post on its website a complete schedule of the securities and investments owned by each Fund as of the end of each month. This posting shall be made within thirty (30) days of the end of such month. The posting shall at least identify each Fund's securities or investments and the percent of the Fund's portfolio made up by such securities or investments at the end of the month. North Track may also provide in monthly or quarterly fact sheets and other sales literature (all of which is publicly available and posted on North Track's website) information about the holdings of each Fund (including top 10 holdings lists).

North Track shall disclose the investments of each Fund as required by the 1940 Act and the rules and regulations adopted thereunder. Currently, the 1940 Act requires the semi-annual and annual reports to shareholders to include information about the holdings of each Fund. The 1940 Act also requires the filing of a complete schedule of investments as of the end of each fiscal quarter on Form N-CSR (for the second and fourth quarters) or Form N-Q (for the first and third quarters). The quarterly holdings schedule shall only be made publicly available once it is filed with the SEC on Form N-CSR or N-Q. Such forms are filed within 60 days following the end of the fiscal quarter. Portfolio holdings of a Fund shall also be disclosed to the extent required by applicable law, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934 such as in filings on Schedule 13D or 13G or Form 13F.

North Track may refer persons who seek information on portfolio holdings to the complete schedule of the securities and investments owned by each Fund (the "Holdings Schedule") available at the SEC's website or to information that is posted on North Track's website, or North Track may deliver a copy of the Holdings Schedule to them, but not until after the Holdings Schedule has been filed with the SEC. In all cases, prior to releasing any information regarding the portfolio holdings of a Fund, the information must either be filed with the SEC or posted on North Track's website.

Prohibition Against Selective Disclosure. Other than the postings of Holdings Schedules as described above, as described under "Permissible Disclosure" below, or as required by law, no person associated with North Track, ZCM, B.C. Ziegler, Geneva Capital Management Ltd. or any other service provider to North Track shall disclose to any person any information regarding the portfolio holdings of any Fund. This prohibition includes a partial or complete list of the securities and other investments of any Fund, as well as information about a particular security or investment purchased, sold or held (or proposed to be purchased or sold) by a Fund. North Track shall advise its service providers (including without limitation, its advisors, distributor, transfer agent, accounting/pricing agent, administrator, custodian, counsel and independent auditors) of this Policy and determine the ability of such service providers to comply with it.

Permissible Disclosure. Notwithstanding the prohibitions above, an officer of North Track may disclose a Fund's portfolio holdings (including a more current list of holdings than the quarterly Holdings Schedule) to a recognized rating agency such as Morningstar or Lipper for its use in developing a rating for the Fund or in evaluating the category in which the Fund should be placed. Portfolio holdings information may be disclosed to a Director of North Track in connection with Board meetings. Portfolio holdings information may also be disclosed to broker-dealers who have selling agreements with North Track and who agree not to share such information with their clients.

In addition, an officer of North Track (and the portfolio manager(s) of a Fund, after consultation with North Track's President) may disclose to a newspaper, magazine or television, cable or radio program that a Fund owns a particular security or securities within a particular industry, sector or market capitalization, but shall not disclose the number of shares or principal amount involved owned or the percentage that any such position represents in the Fund or in the issuer of such securities and shall not disclose that the Fund is considering the purchase or sale of any security.

Information about a Fund's portfolio holdings may be disclosed by the Fund's advisor, sub-advisor, distributor, administrator, accounting/pricing agent, transfer agent, custodian, counsel, independent auditors and other service providers only to the extent required by law or, subject to imposing appropriate conditions on the confidentiality and safekeeping of such information, to the extent necessary to enable such service providers to carry out their specific duties, responsibilities and obligations to the Fund. A Fund's portfolio holdings may also be disclosed on a weekly or other regular basis to the organization that provides the financing for the payment of commissions on sales of Class B and Class C shares of the Fund as a condition to obtaining such financing.

Information about a Fund's portfolio holdings may also be disclosed if, in advance of such disclosure, it is established to the satisfaction of the Board of Directors, including a majority of Directors who are not "interested persons" of North Track, upon the advice of legal counsel, that such disclosure does not violate applicable securities laws and is in the best interests of shareholders of that Fund and that the recipient of such information has agreed to maintain the confidentiality of such information and will not trade on such information.

Ongoing Arrangements of Portfolio Holdings Information. In accordance with the disclosures of portfolio holdings of the Funds described above, the Advisor and/or North Track have entered into ongoing arrangements to make available public and/or non-public information about the Funds' portfolio holdings. North Track currently may disclose portfolio holdings information based on ongoing arrangements to the following pre-authorized parties:

Name	Information Disclosed	Frequency*	Lag Time
Lipper	Full portfolio holdings	Monthly basis	Approximately 3 days after month end
	Top ten holdings	Quarterly basis	Approximately 15 days after quarter end
Morningstar	Full portfolio holdings	Monthly basis	Approximately 3 days after month end
Thompson Financial	Full portfolio holdings	Monthly basis	Approximately 3 days after month end

———————

*

Dissemination of portfolio holdings information to entities listed below may occur less frequently than indicated (or not at all).

The Investment Advisors

Pursuant to the terms of an Investment Advisory Agreement, Ziegler Capital Management, LLC provides each Fund with overall investment advisory services. Subject to such policies as the North Track Board of Directors may determine, ZCM makes investment decisions on behalf of the Fund, makes available research and statistical data in connection therewith, and supervises the acquisition and disposition of investments by the Fund. North Track and ZCM have retained Geneva Capital to serve as sub-advisor to the Geneva Growth Fund. ZCM is a wholly-owned subsidiary of The Ziegler Companies, Inc., a financial services holding company, and is an affiliate of the Funds' Distributor, B.C. Ziegler. Mr. Peter R. Kellogg, a businessman, holds the power to direct more than 25% of the outstanding voting securities of The Ziegler Companies, Inc., and therefore, is considered a controlling person of ZCM's parent company, The Ziegler Companies, Inc., and ZCM.

The advisory agreement pursuant to which ZCM is retained by the Funds provides for compensation to ZCM (computed daily and paid monthly) at annual rates based on the relevant Fund's average daily net assets as follows:

Fund	Advisory Fee Paid to ZCM
Large Cap Equity Fund
First $250 million in assets	0.75%
Next $250 million in assets	0.70%
Assets over $500 million	0.65%
Equity Income Fund:
First $100 million in assets	0.55%
Next $400 million in assets	0.50%
Assets over $500 million	0.45%
Geneva Growth Fund:(1)
First $250 million in assets	0.75%
Next $250 million in assets	0.70%
Assets over $500 million	0.65%
NYSE Arca Tech 100 Index Fund:
First $50 million in assets	0.50%
Next $200 million in assets	0.30%
Next $250 million in assets	0.25%
Assets over $500 million	0.20%
Dow Jones U.S. Health Care 100 Plus Fund:
First $100 million in assets	0.55%
Next $400 million in assets	0.50%
Assets over $500 million	0.45%
Dow Jones U.S. Financial 100 Plus Fund:
First $100 million in assets	0.55%
Next $400 million in assets	0.50%
Assets over $500 million	0.45%
Strategic Allocation Fund:(2)	0.10%
S&P 100 Index Fund:
First $20 million in assets	0.575%
Next $30 million in assets	0.45%
Next $50 million in assets	0.40%
Next $400 million in assets	0.35%
Assets over $500 million	0.30%
Wisconsin Tax-Exempt Fund:
First $250 million in assets	0.50%
Assets over $250 million	0.40%

———————

(1)

ZCM, rather than the Geneva Growth Fund, pays fees to Geneva Capital, the sub-advisor of the Geneva Growth Fund, out of the advisory fees it receives from the Geneva Growth Fund. The sub-advisory agreement pursuant to which Geneva Capital is retained as the sub-advisor for the Geneva Growth Fund provides for compensation to Geneva Capital from ZCM (computed daily and paid monthly) at the annual rate of 0.375% of the Fund's first $250 million of average daily net assets, 0.350% on the next $250 million of average daily net assets and 0.325% on average daily net assets over $500 million.

(2)

These figures do not include the advisory fees indirectly incurred by the Strategic Allocation Fund through its investments in the Underlying Funds.

The following table shows the advisory fees paid by each Fund during the past three fiscal years (or such shorter period during which the Fund has conducted operations).(1)

Fund	2008	2007	2006
Large Cap Equity(2)	$55,313	$7,752	$N/A
Equity Income	172,460	228,966	106,824
Geneva Growth	1,628,870	1,724,233	1,361,565
NYSE Arca Tech 100 Index	966,250	1,185,777	1,296,909
Dow Jones U.S. Health Care 100 Plus	260,667	374,632	420,042
Dow Jones U.S. Financial 100 Plus	190,863	341,663	374,976
Strategic Allocation	38,840	64,660	72,384
S&P 100 Index	511,557	624,647	620,681
Wisconsin Tax-Exempt	831,766	820,282	795,335

———————

(1)

The table does not reflect expenses that the Advisor reimbursed or waived for particular Funds during the periods presented. See the table below.

(2)

The Large Cap Equity Fund did not commence operations until May 2007.

The following table sets forth the fees waived and expenses reimbursed by the Advisor during the past three fiscal years (or such shorter period during which the Fund has conducted operations):

Fund	2008	2007	2006
Large Cap Equity(1)	$90,741	$54,413	$N/A
Equity Income	166,129	110,047	113,559
Geneva Growth	-0-	-0-	-0-
NYSE Arca Tech 100 Index	-0-	-0-	-0-
Dow Jones U.S. Health Care 100 Plus	93,226	6,255	13,569
Dow Jones U.S. Financial 100 Plus	93,833	2,757	2,921
Strategic Allocation	137,998	95,507	66,299
S&P 100 Index	117,751	149,942	149,135
Wisconsin Tax-Exempt	176,725	82,155	6,853

———————

(1)

The Large Cap Equity Fund did not commence operations until May 2007.

The following table shows the fees paid by the Advisor to Geneva Capital, the sub-advisor of the Geneva Growth Fund, for the past three fiscal years. The Advisor paid these sub-advisory fees out of the advisory fee it received from the Geneva Growth Fund.

Sub-Advisory Fees Paid by the Advisor to Geneva Capital
2008	2007	2006
$814,435	$850,203	$671,845

The Investment Advisory Agreements with ZCM and Geneva Capital continue from year to year only if such continuation is approved annually by the Board of Directors of North Track, including at least a majority of the Directors who are not interested persons of North Track. The Board of Directors, including all of the Directors who are not interested persons of the North Track, last approved the annual continuation of the Investment Advisory Agreement at a regular quarterly meeting held in the Fall of 2008.

Accounting/Pricing Services

B.C. Ziegler, an affiliate of the Advisor, provides certain accounting and pricing services to North Track, including calculating daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales based upon portfolio manager communications; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, North Track. B.C. Ziegler has agreed to provide these services pursuant to the terms of an Accounting/Pricing Agreement at rates found by the Board of Directors to be fair and reasonable in light of the usual and customary charges made by unaffiliated vendors for similar services. The current rate of payment for these services per Fund per year is $13,000, plus expenses, plus 0.05% of the first $100 million of the Fund's average daily net assets, 0.03% of the Fund's average daily net assets of

$100 million or more but less than $200 million and 0.01% of the Fund's average daily net assets of $200 million or more but less than $500 million, with no additional charge for assets over $500 million.

The Accounting/Pricing Agreement will continue in effect from year to year, as long as it is approved at least annually by North Track's Board of Directors or by a vote of the outstanding voting securities of North Track and in either case by a majority of the Directors who are not parties to the Accounting/Pricing Agreement or interested persons of any such party. The Accounting/Pricing Agreement terminates automatically if assigned and may be terminated without penalty by either party on 60 days notice. The Accounting/Pricing Agreement provides that neither B.C. Ziegler nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the execution and the discharge of its obligations under the Accounting/Pricing Agreement, except for willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Accounting/Pricing Agreement.

The table below shows the total compensation paid by each Fund to B.C. Ziegler for its accounting/pricing services during each of the past three fiscal years (or such shorter period during which the particular Fund conducted operations).

	Accounting/Pricing Fees for the Fiscal Year
Fund	2008	2007	2006
Large Cap Equity(1)	$16,682	$7,006	N/A
Equity Income	28,623	33,822	$22,722
Geneva Growth	93,844	95,991	86,780
NYSE Arca Tech 100 Index	102,403	111,448	115,966
Dow Jones U.S. Health Care 100 Plus	36,616	47,064	51,258
Dow Jones U.S. Financial 100 Plus	30,290	44,070	47,143
Strategic Allocation	32,349	45,337	49,254
S&P 100 Index	67,837	77,968	77,722
Wisconsin Tax-Exempt	82,736	82,216	80,796

———————

(1)

The Large Cap Equity Fund did not commence operations until May 2007.

Administrative Services

B.C. Ziegler, an affiliate of the Advisor, also provides certain administrative services to all of the Funds pursuant to Administration Agreements. Some of the administrative services provided by B.C. Ziegler to the Funds include maintaining North Track's corporate documents and investment company registration and preparing and disseminating financial information about North Track and the Funds. B.C. Ziegler's administrative services also include legal, compliance, audit and risk-management services. In addition, B.C. Ziegler assists the Board of Directors of North Track by providing them with information and administering and implementing the Board of Director's decisions and policy modifications.

B.C. Ziegler provides these services to each Fund pursuant to the terms of an Administration Agreement. Each Fund pays B.C. Ziegler compensation for providing these services at the rate of 0.10% of the Fund's average daily net assets. The Administration Agreement will continue in effect with respect to each Fund from year to year provided North Track's Board of Directors, including at least a majority of the Directors who are not "interested persons" (as that term is defined in the 1940 Act) of North Track, approve such continuance with respect to the Fund. Either party may terminate the Administration Agreement with respect to any or all of the Funds at any time on not less than sixty (60) days prior written notice. The Administration Agreement provides that B.C. Ziegler shall not be liable to North Track or any Fund for any action taken or thing done by it in good faith and without negligence or misconduct on its part or on the part of any of its subcontractors or agents. North Track must indemnify and hold B.C. Ziegler harmless from any and all claims, actions, suits, losses, costs, damages and expenses (including reasonable expenses for counsel) that it incurs in connection with any action or omission by it or its employees, agents or subcontractors in the performance of their duties under the Administration Agreement, unless such act or omission constitutes negligence, misconduct, willful misfeasance, bad faith or reckless disregard.

For the fiscal years ended October 31, 2006, 2007 and 2008 the total compensation paid to B.C. Ziegler for administrative services was $1,156,444, $1,165,729, and $957,571 respectively.

Other Services Provided By B.C. Ziegler

B.C. Ziegler, an affiliate of the Advisor, also serves as the principal underwriter and Distributor of shares of the Fund in a continuous offering and receives commissions on sales of such shares. See "Purchase of Shares." In addition, B.C. Ziegler receives reimbursement from each Fund for certain expenses B.C. Ziegler incurs in connection with distributing the Fund's shares pursuant to the Distribution Plan adopted by each Fund under Rule 12b-1 of the 1940 Act. See "Distribution Expenses."

Custodian Services

Union Bank of California serves as the custodian of North Track's assets, pursuant to a Custodian Servicing Agreement. The Custodian is responsible for holding and safekeeping of each Fund's assets. Its address is 350 California Street, San Francisco, CA 94104.

Transfer Agent Services

PNC Global Investment Servicing Inc., formerly known as PFPC Inc. (the “Transfer Agent”), provides transfer agency and dividend disbursing services to each Fund. Its address is 101 Sabin Street, Pawtucket, RI 02860.

PURCHASE OF SHARES

As the principal Distributor for the Fund, B.C. Ziegler allows Selected Dealers to purchase shares of the Funds at a discount from the applicable public offering price and, at times, at net asset value as described in the Prospectus. Such discounts are the same for all Selected Dealers. Neither B.C. Ziegler nor Selected Dealers are permitted to withhold placing orders to benefit themselves by a price change. The Distribution Agreement between North Track and B.C. Ziegler continues from year to year if it is approved annually by North Track's Board of Directors, including a majority of those Directors who are not interested persons, or by a vote of the holders of a majority of the outstanding shares. The Distribution Agreement may be terminated at any time by either party on 60 days' notice and will automatically terminate if assigned.

In addition, directors of North Track and certain other affiliates of North Track may purchase shares of the Funds at a discount from the applicable public offering price and, at times, at net asset value as described in the Prospectus.

The Strategic Allocation Fund is no longer selling shares of any class to new investors or existing stockholders; however, current holders of Strategic Allocation Fund shares are permitted to continue reinvesting dividends and capital gains distributions into the same class of shares of the Strategic Allocation Fund.

Class A Shares

The public offering price of each Fund's Class A shares is the net asset value plus a maximum front-end sales charge equal to a percentage of the offering price. For the Wisconsin Tax-Exempt Fund the maximum front-end sales charge is 3.50% of the offering price. For the Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds the maximum front-end sales charge is 5.25% of the offering price.

Class A shares of each Fund may be purchased by certain classes of persons without a sales charge, or a reduced sales charge, as described in the Prospectus. The Board of Directors believes this is appropriate because of the minimal sales effort needed to accommodate these classes of persons.

Because sales to members of qualified groups result in economies of sales efforts and sales-related expenses, the Distributor is able to offer a reduced sales charge to such persons. A "qualified group" is one which: (1) has been in existence for more than six months; (2) has a purpose other than acquiring shares of one or more of the Funds at a discount; (3) has more than 10 members; (4) is available to arrange for group meetings between representatives of the Distributor or Selected Dealers distributing shares of the relevant Funds; and (5) agrees to include sales and other materials related to North Track in its mailings to members at reduced or no cost to the Distributor or Selected Dealers.

Class B Shares

Class B shares are available for all of the Funds except for the Large Cap Equity Fund. The public offering price of Class B shares is net asset value with no front-end sales charge. However, a contingent deferred sales charge (expressed as a percent of the lesser of the current net asset value or original cost) will be assessed if the Class B shares are redeemed within six years after purchase. The Class B shares automatically convert to Class A shares after eight years. Class B shares are not open to new investors; however, current holders of Class B shares are permitted to continue to make purchases of additional Class B shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B shares. See "How to Purchase Shares" in the Prospectus.

Class C Shares

Class C shares are available for all of the Funds. The public offering price for Class C shares is the net asset value with no front-end sales charge. However, if Class C shares are redeemed in less than 18 months from purchase, a contingent deferred sales charge in an amount equal to 1.00% of the lesser of the current net asset value at the time of redemption or the original cost of the shares is charged. See "How to Purchase Shares" in the Prospectus.

Class R Shares

Class R shares are available for all of the Funds, except the Wisconsin Tax-Exempt Fund and the Large Cap Equity Fund. The public offering price of Class R shares is net asset value with no front-end sales charge. In addition, there is no contingent deferred sales charge imposed on sales of Class R shares. However, Class R shares are only open to certain retirement plans. See "How to Purchase Shares" in the Prospectus.

Dealer Reallowances

The Distributor pays a reallowance to Selected Dealers out of the front-end sales load it receives on sales of Class A shares of each Fund, which reallowance is equal to the following percentage of the offering price of such shares:

	Dealer Reallowance
Size of Investment	Fixed-Income Fund (1)	Equity Funds (2)
Less than $25,000	3.00%	4.50%
$25,000 but less than $50,000	2.50%	4.25%
$50,000 but less than $100,000	2.00%	4.00%
$100,000 but less than $250,000	1.50%	3.00%
$250,000 but less than $500,000	1.25%	2.50%
$500,000 but less than $1,000,000	0.80%	1.80%
For purchases of $1,000,000 or more	Up to 0.75%	Up to 0.75%

———————

(1)

The Fixed-Income Fund is the Wisconsin Tax-Exempt Fund.

(2)

The Equity Funds include the Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds.

In addition, the Distributor may pay an additional commission to participating dealers and participating financial institutions acting as agents for their customers in an amount up to the difference between the sales charge and the Selected Dealer Reallowance with respect to the shares sold. The Distributor may offer additional compensation in the form of trips, merchandise or entertainment as sales incentives to Selected Dealers. The Distributor's sales representatives may not qualify to participate in some of these incentive compensation programs, and the Distributor may offer similar incentive compensation programs in which only its own sales representatives qualify to participate. In addition to the Selected Dealer Reallowances reflected in the table, the Distributor may from time to time pay an additional concession to a Selected Dealer which employs a registered representative who sells, during a specific period, a minimum dollar amount of shares, or may pay an additional concession to Selected Dealers on such terms and conditions as the Distributor determines. Selected Dealers who receive a concession may be deemed to be "underwriters" in connection with sales by them of such shares and in that capacity they may be subject to the applicable provisions of the Securities Act of 1933.

The Distributor may make the following payments, out of its own funds, to Selected Dealers when Class A shares are purchased without a front-end sales charge as follows:

•

Up to 0.75% of the amount invested through the Selected Dealer when at least $1 million of shares are purchased.

•

Up to 0.75% of the amount invested through the Selected Dealer by a pension, profit sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue that also purchased shares of a series of North Track prior to July 1, 1998.

The Distributor will pay a commission to Selected Dealers who sell Class B shares of a Fund in an amount equal to 4.00% of the net asset value of the shares sold.

The Distributor will pay a commission to Selected Dealers who sell Class C shares of a Fund in an amount equal to 1.00% of the net asset value of the shares sold.

The table below shows the net underwriting commissions that B.C. Ziegler retained on sales of shares of each Fund during the past three fiscal years, including front-end sales charges on Class A shares and contingent deferred sales charges on Class B and Class C shares. These net underwriting commissions include the aggregate sales charges received by B.C. Ziegler as Distributor minus the dealer reallowances paid by B.C. Ziegler to Selected Dealers (other than B.C. Ziegler).

Fund	2008	2007	2006
Large Cap Equity(1)	$9,797	$23,273	N/A
Equity Income	$25,409	$215,977	$97,414
Geneva Growth	$119,380	$211,149	$146,770
NYSE Arca Tech 100 Index	$142,981	$187,192	$67,348
Dow Jones U.S. Health Care 100 Plus	$26,674	$36,512	$14,106
Dow Jones U.S. Financial U.S. 100 Plus	$67,271	$28,845	$9,128
Strategic Allocation	$36,432	$107,950	$68,222
S&P 100 Index	$32,717	$87,755	$55,632
Wisconsin Tax-Exempt	$234,389	$264,210	$94,181

———————

(1)

The Large Cap Equity Fund did not commence operations until May 2007.

DISTRIBUTION EXPENSES

North Track has adopted a distribution plan for each of the Funds (the "Plan") pursuant to Rule 12b-1 (the "Rule") under the 1940 Act. Under the Plan, a portion of each Fund's assets may be used to finance activities relating to the marketing and distribution of its shares and the maintenance of shareholder accounts and other shareholder services.

The Plan authorizes the Distributor to make certain payments to any qualified recipient, as defined in the Plan, that has rendered assistance in the distribution of North Track's shares (such as sale or placement of North Track's shares, or administrative assistance, such as maintenance of sub-accounting or other records). Qualified recipients include securities broker-dealers, banks and other financial institutions. The Plan also authorizes the Distributor to purchase advertising for shares of the Fund, to pay for sales literature and other promotional material, and to make payments to its sales personnel. The Plan also entitles the Distributor to receive a fee of 0.25% on an annual basis of the average daily net assets of Fund shares that are owned of record by the Distributor as nominee for the Distributor's customers or which are owned by those customers of the Distributor whose records, as maintained by North Track or its agent, designate the Distributor as the customer's dealer of record. Any such payments to qualified recipients or expenses will be reimbursed or paid by North Track, up to maximum annual amounts established under the terms of the Plan. The Distributor bears its expenses of distribution above the forgoing amounts. No reimbursement or payment may be made for expenses of past fiscal years or in contemplation of expenses for future fiscal years under the Plan.

Class A Shares

The maximum amount of fees payable under the Plan during any calendar year with respect to Class A Shares of the Fund may not exceed an amount equal to 0.25% of the average daily net assets of the Fund over the relevant year.

Class B and Class C Shares

Under the Plan, each Fund pays to the Distributor, as compensation for acting as the distributor and principal underwriter with respect to the Class B and C shares of the Fund, a distribution fee equal to 0.75% per annum of the Fund's average daily net assets attributable to Class B and C shares of the Fund. The Fund also pays to the Distributor, as compensation for providing, or arranging for the provision of, shareholder services in respect of the Class B and C shares of the Fund. The maximum amount of distribution and shareholder service fees payable under the Plan during any calendar year by a Fund with respect to its outstanding Class B and Class C shares may not exceed an amount equal to 1.00% of the average daily net assets of the Fund over the relevant year which are attributable to such shares. A part of the distribution and/or shareholder service fee that the Distributor receives will be paid to securities broker-dealers, banks and other intermediaries for assisting with the distribution of, and/or providing shareholder services to the beneficial holders of, Class B and Class C shares.

Class R Shares

The maximum amount of fees payable under the Plan during any calendar year with respect to Class R Shares of the Fund may not exceed an amount equal to 0.75% of the average daily net assets of the Fund over the relevant year.

The Plan

The Plan states that if and to the extent that any of the payments by North Track listed below are considered to be "primarily intended to result in the sale of shares" issued by the Fund within the meaning of the Rule, such payments by North Track are authorized without limit under the Plan and shall not be included in the limitations contained in the Plan: (1) the costs of the preparation, printing and mailing of all required reports and notices to shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of North Track or other funds or other investments; (2) the costs of preparing, printing and mailing of all prospectuses to shareholders; (3) the costs of preparing, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of North Track's shares; (4) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements; (5) all fees and expenses relating to the qualification of North Track and/or their shares under the securities or "Blue Sky" laws of any jurisdiction; (6) all fees under the 1940 Act and the Securities Act of 1933, including fees in connection with any application for exemption relating to or directed toward the sale of North Track's shares; (7) all fees and assessments of the Investment Company Institute or any successor organization or industry association, irrespective of whether some of its activities are designed to provide sales assistance; (8) all costs of preparing and mailing confirmations of shares sold or redeemed or share certificates and reports of share balances; and (9) all costs of responding to telephone or mail inquiries of shareholders.

The Plan also states that it is recognized that the costs of distribution of North Track's shares are expected to exceed the sum of permitted payments, permitted expenses, and the portion of the sales charge retained by the Distributor, and that the profits, if any, of the Advisors are dependent primarily on the advisory fees paid by North Track to ZCM, an affiliate of the Distributor. If and to the extent that any investment advisory fees paid by North Track might, in view of any excess distribution costs, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by North Track, the payment of such fees are nonetheless authorized under the Plan. The Plan states that in taking any action contemplated by Section 15 of the 1940 Act as to any investment advisory contract to which North Track is a party, the Board of Directors including its Directors who are not "interested persons" as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan ("Qualified Directors"), shall, in acting on the terms of any such contract, apply the "fiduciary duty" standard contained in Sections 36(a) and (b) of the 1940 Act.

Under the Plan, North Track is obligated to pay distribution fees only to the extent of expenses actually incurred by the Distributor for the current year, and thus there will be no carry-over expenses from the previous years. The Plan permits the Distributor to pay a portion of the distribution fee to authorized broker-dealers, which may include banks or other financial institutions, and to make payments to such persons based on either or both of the following: (1) as reimbursement for direct expenses incurred in the course of distributing North Track's shares or providing administrative assistance to North Track or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, telephone calls and lines, computer terminals and personnel (including commissions and other compensation paid to such personnel); and/or (2) at a specified percentage of the average value of certain qualifying accounts of customers of such persons.

The Plan requires that while it is in effect the Distributor shall report in writing at least quarterly to the Directors, and the Directors shall review, the following: (1) the amounts of all payments, the identity of recipients of each such payment, the basis on which each such recipient was chosen and the basis on which the amount of the payment was made; (2) the amounts of expenses and the purpose of each such expense; and (3) all costs of the other payments specified in the Plan (making estimates of such costs where necessary or desirable) in each case during the preceding calendar or fiscal quarter.

The Plan will continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Board of Directors and its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated at any time without penalty by a vote of a majority of the Qualified Directors or by the vote of the holders of a majority of the outstanding voting securities of North Track (or with respect to any Fund, by the vote of a majority of the outstanding shares of such Fund). The Plan may not be amended to increase materially the amount of payments to be made without shareholder approval. While the Plan is in effect, the selection and nomination of those Directors who are not interested persons of North Track is committed to the discretion of such disinterested Directors. Nothing in the Plan will prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Directors.

B.C. Ziegler may also make payments from its own resources to selected broker-dealers or institutions that are instrumental in the acquisition of shareholders for the Fund or that perform recordkeeping or other services with respect to shareholder accounts. The amount of such payments may be affected by, among other things, sales that these broker-dealers generate, aggregate value of accounts in the Funds for which these broker-dealers are responsible, flat fees, levels of redemptions, participation in marketing efforts and programs and fulfillment of various duties and obligations. The minimum aggregate size required for eligibility for such payments, as well as the factors in selecting the broker-dealer firms and institutions to which they will be made, are determined by B.C. Ziegler from time to time.

The table below shows the total Rule 12b-1 fees incurred during the fiscal year ended October 31, 2008 with respect to Class A, Class B, Class C and Class R shares of each Fund.

Fund	Class A Shares	Class B Shares (1)	Class C Shares	Class R Shares	Total
Large Cap Equity	$15,839	$––	$10,351	$––	$26,190
Equity Income	$49,895	$56,450	$56,031	$830	$163,206
Geneva Growth	$458,338	$132,634	$193,349	$7,802	$792,123
NYSE Arca Tech 100 Index	$573,736	$337,594	$197,639	$3,867	$1,112,836
Dow Jones U.S. Health Care 100 Plus	$44,202	$68,403	$90,260	$1,501	$204,366
Dow Jones U.S. Financial 100 Plus	$31,437	$41,503	$60,014	$1,061	$134,015
Strategic Allocation	$48,748	$116,538	$76,199	$136	$241,621
S&P 100 Index	$253,393	$125,589	$34,806	$2,131	$415,919
Wisconsin Tax-Exempt	$390,915	$34,766	$64,139	N/A(2)	$489,820

———————

(1)

As of September 22, 2008, Class B shares were no longer offered to new investors. Current holders of Class B shares are permitted to continue to make purchases of additional Class B shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B shares.

(2)

The Wisconsin Tax-Exempt Fund does not offer Class R shares.

The principal types of activities for which each Fund made payments under the Plan for the fiscal year ended October 31, 2008 were as follows:

Fund	Advertising/ Sales Literature	Printing/Mailing of Prospectus (other than to current investors)	Underwriter Compensation	Broker-Dealer Compensation*	Sales Personnel Compensation	Interest, Carrying and Other Financing Changes
Large Cap Equity	$––	$––	$1,732	$17,991	$––	6,467
Equity Income	$––	$––	$1,459	$109,078	$––	$52,669
Geneva Growth	$––	$––	$52,216	$612,631	$––	$127,276
NYSE Arca Tech 100 Index	$––	$––	$196,069	$692,662	$––	$224,104
Dow Jones U.S. Health Care 100 Plus	$––	$––	$2,384	$147,580	$––	$54,403
Dow Jones U.S. Financial 100 Plus	$––	$––	$1,914	$99,590	$––	$32,511
Strategic Allocation	$––	$––	$1,544	$152,141	$––	$87,936
S&P 100 Index	$––	$––	$34,268	$300,679	$––	$80,971
Wisconsin Tax-Exempt	$––	$––	$69,511	$378,408	$––	$41,901

———————

*

Includes aggregate compensation of $582,485 paid to B.C. Ziegler as a Selected Dealer.

DETERMINATION OF NET ASSET VALUE PER SHARE

Shares are sold at their net asset value per share plus the applicable sales charge, if any. See "Purchase of Shares." Net asset value of each class of shares of a Fund is determined by dividing the total value of the Fund's investments and other assets attributable to that class, less the Fund's liabilities attributable to that class, by the total number of outstanding shares of that class.

Each Fund will calculate its net asset value per share as of the close of trading on the New York Stock Exchange (the "Exchange"), which is generally 4:00 p.m. Eastern time, each business day, Monday through Friday, except on customary national business holidays that result in the closing of the Exchange (including New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) or on any other day when the Exchange is closed.

As required by the 1940 Act, each Fund will value its portfolio securities at their market value when market quotations are readily available. When market quotations are not readily available for a particular security (e.g., because there is no regular market quotation for such security, the market for such security is limited, the exchange or market in which such security trades does not open for an entire trading day, the validity of quotations is questionable or some significant event occurs after the close of trading of such security and before such security is valued), the Fund will value such security at its "fair value" as determined in good faith by North Track's Board of Directors. The Board has delegated responsibility for daily pricing to ZCM, the Funds' investment advisor. ZCM has appointed a Valuation Committee to perform such pricing functions in accordance with pricing policies and procedures adopted by North Track's Board. The Valuation Committee's fair value determinations are reviewed regularly by the Board.

Equity securities that are traded on U.S. or foreign stock exchanges, including futures contracts and options, and for which market quotations are readily available will be valued at their last sale price on the principal exchange on which such securities are traded as of the close of regular trading on such exchange or, lacking any sales, at the latest bid quotation. Over-the-counter securities for which a last sales price on the valuation date is available from Nasdaq at the time of valuation will be valued at that price. If there is no sales price available, the latest bid quotation from Nasdaq will be used. All other over-the-counter securities for which market quotations are readily available will be valued at the latest bid quotation.

Because market quotations for most debt and convertible securities are not readily available, such securities will generally be valued using valuations published by an independent pricing service. Preferred stock and options for which market quotations are not readily available will be valued using an independent pricing service. The pricing service uses various valuation methodologies such as matrix pricing and other analytical pricing models as well as market transactions and dealer quotations.

Debt securities purchased with maturities of 60 days or less will be valued on an amortized cost basis, under which the value of such securities is equal to its acquisition cost, plus or minus any amortized discount or premium in accordance with Rule 2a-7 under the 1940 Act.

TAX STATUS

Each series of a series company, such as North Track, is treated as a separate entity for Federal income tax purposes so that the net realized capital gains and losses of the various series in North Track are not combined.

The Fund intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986 (the "Code"). A fund that qualifies as a "regulated investment company" under the Code is generally not subject to tax on its income, and the shareholders of the fund pay tax on their shares of the fund's income. A fund that fails to qualify as a "regulated investment company" will be required to pay tax on its income, and the shareholders of the fund will also pay tax on the amount of the income received from the fund. In order to qualify as a regulated investment company, the Fund must satisfy a number of requirements. Among such requirements is the requirement that at least 90% of the Fund's gross income is derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies, and net income derived from an interest in a qualified publicly traded partnership. In addition, each Fund must distribute at least 90% of its taxable income (including short-term realized gains on the sale of securities in addition to interest, dividend and other income) and 90% of its net tax-exempt income. The Fund is subject to a 4% federal excise tax if it fails to distribute at least an amount equal to the sum of 98% of its ordinary income and 98% of its net capital gains earned or realized during a calendar year. Each Fund plans to distribute its income and capital gains so as to avoid the excise tax. At least 50% of the Fund's assets must be invested in cash, cash items, Government securities, securities of other regulated investment companies and other securities; no more than 5% of its assets may be invested in the securities of any one issuer and the Fund may not hold more than 10% of the outstanding voting securities of such issuer. Finally, a Fund may not invest more than 25% of its assets in securities (other than Government securities or securities of other regulated investment companies) of any one issuer or two or more affiliated issuers in the same or similar businesses or in related businesses or one or more qualified publicly traded partnerships.

A portion of each Fund's net investment income may qualify for the 70% dividends received deduction for corporations. The aggregate amount eligible for the dividends received deduction may not exceed the aggregate qualifying dividends received by the Fund for the year.

Dividends paid to individuals may be eligible for the reduced rate of tax on qualified dividend income. Each Fund will notify shareholders of the amount of dividends that potentially qualify for the reduced rate of tax. However, a shareholder will only be entitled to the reduced rate of tax on these dividends to the extent the shareholder meets the holding period requirement with respect to the shareholder's ownership of the Fund shares. Dividends and other distributions paid to individuals and other non-exempt payees are subject to a 28% backup Federal withholding tax if the Transfer Agent is not provided with the shareholder's correct taxpayer identification number or certification that the shareholder is not subject to such backup withholding or if one of the Funds is notified that the shareholder has under reported income in the past. In addition, such backup withholding tax will apply to the proceeds of redemption or repurchase of shares from a shareholder account for which the correct taxpayer identification number has not been furnished. For most individual taxpayers, the taxpayer identification number is the social security number. An investor may furnish the Transfer Agent with such number and the required certifications by completing and sending the Transfer Agent either the Account Application form attached to the Prospectus or IRS Form W-9.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

No person controls North Track or any Fund.

As of January 30, 2009, no person was known to North Track to be the "beneficial owner" of more than 5% of the outstanding shares of North Track's common stock, of any of the Funds or of any Class of shares of any Fund, except as reflected in the table below:

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
Large Cap Equity Fund:
NFS LLC FEBO Marshall & Ilsley Trust Co FBO Bank 98 Dly Rcrdkpg Attn: Mut Funds 11270 W Park Place Ste 400 Milwaukee, WI 53224 (record holder)	A	65.3%	55.8%
B.C. Ziegler and Company Attn: Tori Nonhof 215 N Main Street West Bend, WI 53095 (record holder)	A	6.1%	5.2%
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998 (record holder)	C	7.3%	1.1%
E. Carl Johnson 3120 Forrest Park Avenue Nashville, TN 37215 (record holder)	C	6.8%	1.0%
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998 (record holder)	C	5.3%	*
Equity Income Fund:
MG Trust Co. FBO People's Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	53.5%	*
MG Trust Co. FBO Lugen Bros. Machine DBA Automat 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	17.6%	*

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
MG Trust Co. FBO Jordan Construction Employees Savin 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	13.9%	*
MG Trust Co. Cust FBO Accident Reconstruction Analysis 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	12.3	*
Geneva Growth Fund:
Prudential Investment Management Service FBO Mutual Fund Clients 100 Mulberry Street 3 Gateway Center Floor 11 Mail Stop NJ 05-11-20 Newark, NJ 07102 (record holder)	A	29.3%	25.2%
Charles Schwab & Co. Inc. Special Custody Account FBO Customers Attention: Mutual Funds 101 Montgomery Street San Francisco, CA 94101-4122 (record holder)	A	17.2%	14.8%
MG Trust Co. FBO WOW Distributing, Co. 401(k) 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	37.0%	*
MG Trust Co. Cust. FBO Intrinsyc Software (USA), Inc. Empl. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	13.1%	*
MG Trust Co. FBO Eberly & Associates, Inc. 401(k) Plan 700 17th Street Suite 300 Denver, CO 30202 (record holder)	R	10.5%	*

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
MG Trust Co.Cust. FBO Peoples Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	7.1%	*
MG Trust Co. Cust FBO Plastic Surgery Center of Virginia 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	6.7%	*
MG Trust Co. Cust. FBO McKerley & Noonan PC 401K P/S Plan 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	6.5%	*
MG Trust Co. FBO Connecticut Packaging Materials, Inc. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	5.2%	*
NYSE Arca Tech 100 Index Fund:
Charles Schwab & Co. Inc. Special Custody Account FBO Customers Attn: Mutual Funds 101 Montgomery St. San Francisco, CA 94104-4122 (record holder)	A	27.9%	22.4%
North Track Strategic Allocation Fund 215 North Main Street West Bend, WI 53095-3348 (beneficial holder)	F	100.0%	3.8%
MG Trust Co. FBO RAPT 401(k) Plan 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	16.7%	*
MG Trust Co. FBO WOW Distributing Company, Inc. 401(k) 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	15.8%	*

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
MG Trust Co. FBO People's Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	14.3%	*
MG Trust Co. Cust. FBO Advantage Home Health Care Inc. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	6.6%	*
MG Trust Co. Cust FBO Pel Industries Profit Sharing Plan 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	6.5%	*
MG Trust Co. FBO MAFCO, Inc. 401(k) Profit Sharing 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	5.1%	*
Dow Jones U.S. Health Care 100 Plus Fund:
NFS LLC FEBO Marshall & Ilsley Trust Co FBO Bank 98 Dly Rcrdkpg Attn: Mut Funds 11270 W Park Place Ste 400 Milwaukee, WI 53224 (record holder)	A	6.9%	1.9%
Angela A. Rupcich and Ken Kaminski Trustees FBO Angela A. Rupcich Marital Trust 18181 Old Pelican Bay Drive Fort Myers Beach, FL 33931-2356 (beneficial holder)	C	10.3%	2.2%
North Track Strategic Allocation Fund 215 North Main Street West Bend, WI 53095-3348 (beneficial holder)	F	100.0%	22.6%
MG Trust Co. FBO People's Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	50.4%	*

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
MG Trust Co. FBO WOW Distributing, Co. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	21.8%	*
MG Trust Co. Cust. FBO Advantage Home Health Care Inc. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	20.1%	*
Dow Jones U.S. Financial 100 Plus Fund:
NFS LLC FEBO Marshall & Ilsley Trust Co FBO Bank 98 Dly Rcrdkpg Attn: Mut Funds 11270 W Park Place Ste 400 Milwaukee, WI 53224 (record holder)	A	10.5%	3.6%
Angela A. Rupcich and Ken Kaminski Trust Angela A. Rupcich Marital Trust 18181 Old Pelican Bay Drive Fort Myers Beach, FL 33931-2356 (beneficial holder)	C	7.2%	1.2%
North Track Strategic Allocation Fund 215 North Main Street West Bend, WI 53095-3348 (beneficial holder)	F	100.0%	38.1%
MG Trust Co. FBO People's Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	52.4%	*
MG Trust Co. FBO Accident Reconstruction Analysis, Inc. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	18.7%	*
MG Trust Co. Cust FBO WOW Distributing Co., Inc. 401(K) 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	13.5%	*

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
MG Trust Co. Cust. FBO Advantage Home Health Care Inc. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	12.1%	*
Strategic Allocation Fund:
MG Trust Co. FBO People's Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	43.7%	*
MG Trust Co. FBO WOW Distributing, Co. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	35.8%	*
MG Trust Co. Cust FBO Business Bank 401(k) Retirement 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	20.5%	*
S&P 100 Index Fund:
Angela A. Rupcich and Ken Kaminski Trustees FBO Angela A. Rupcich Marital Trust 18181 Old Pelican Bay Drive Fort Myers Beach, FL 33931-2356 (beneficial holder)	C	10.1%	*
MG Trust Co. FBO WOW Distributing Co., Inc. 401(k) 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	31.6%	*
MG Trust Co. FBO Bay Bridge Decision Technologies 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	25.7%	*
MG Trust Co. FBO People's Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	17.4%	*

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned
MG Trust Co. FBO Dynamic Staffing Network 401(k) 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	11.1%	*
MG Trust Company Customer FBO Drumbeat Digital LLC 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	5.5%	*
Wisconsin Tax-Exempt Fund:
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998 (record holder)	B	16.2%	*
Pension Financial Services, Inc. FBO 81992604 1700 Pacific Ave. Suite 1400 Dallas, TX 75201 (record holder)	B	7.7%	*
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998 (record holder)	B	7.2%	*

———————

*

Less than 1%.

As of February 1, 2009 the officers and directors of North Track as a group owned less than 1% of the outstanding shares of each Fund, and of each class of each Fund.

Information as to beneficial ownership was obtained from information on file with the SEC or furnished by the specified person or the Transfer Agent.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Purchase and sale orders for portfolio securities may be effected through brokers, although it is expected that transactions in debt securities will generally be conducted with dealers acting as principals. Purchases and sales of securities on a stock exchange are effected through brokers who charge a commission for their services. Purchases and sales of securities traded over-the-counter may be effected through brokers or dealers. Brokerage commissions on securities and options are subject to negotiation between North Track and the broker.

Allocation of transactions, including their frequency, to various dealers is determined by the Advisors in their best judgment and in a manner deemed fair and reasonable to shareholders. The primary consideration is prompt and efficient execution of orders in an effective manner at the most favorable price. If B.C. Ziegler or another affiliate of an Advisor is utilized as a broker by North Track, and other clients of such Advisor are considering the same types of transactions simultaneously, the Advisor will allocate the transactions and securities in which they are made in a manner deemed by it to be equitable, taking into account size, timing and amounts. This may affect the price and availability of securities to the Funds.

Where more than one broker or dealer is believed to be capable of providing a combination of best net price and execution with respect to a particular portfolio transaction, the Advisor often selects a broker or dealer that has furnished it with investment research products or services such as: economic, industry or company research reports or investment recommendations; subscriptions to research data compilations or certain publications; compilations of securities prices, earnings, dividends and similar data; computerized databases; research or analytical computer software and services; or services of economic and other consultants. Information so received will enable the Advisor to supplement its own research and analysis with the views and information of other securities firms, and may be used for the benefit of clients of the Advisor other than the Funds. Research services may include advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Such selections are not made pursuant to any agreement or understanding with any of the brokers or dealers. However, the Advisor does in some instances request a broker to provide a specific research or brokerage product or service which may be proprietary to the broker or produced by a third party and made available by the broker and, in such instances, the broker in agreeing to provide the research or brokerage product or service frequently will indicate to the Advisor a specific or minimum amount of commissions which it expects to receive by reason of its provision of the product or service. The Advisor does not agree with any broker to direct such specific or minimum amounts of commissions; however, the Advisor maintains an internal procedure to identify those brokers who provide it with research products or services and the value of such products or services, and the Advisor endeavors to direct sufficient commissions on client transactions to ensure the continued receipt of research products or services the Advisor feels are useful.

North Track does not believe the Funds pay brokerage commissions higher than those obtainable from other brokers in return for research or brokerage products or services provided by brokers. Research or brokerage products or services provided by brokers may be used by the Advisor in servicing any or all of its clients (including the Fund), and such research products or services may not necessarily be used by the Advisor in connection with client accounts (including the Fund) which paid commissions to the brokers providing such product or service.

For particular transactions, the Funds may pay higher commissions to brokers than might be charged if a different broker had been selected, if, in the Advisor's opinion, this policy furthers the objective of obtaining best price and execution. The allocation of orders among brokers and the commission rates paid is reviewed periodically by North Track's Board of Directors.

The Advisor may direct portfolio transactions for a Fund to other broker-dealers under arrangements in which a portion of the commissions paid to such broker-dealers by that Fund are returned to that Fund and used to pay some of that Fund's expenses. The allocation of transactions to such broker-dealers will only be made if it is consistent with "best execution."

The Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and S&P 100 Index Fund execute program trades on a regular basis. Over-the-counter stocks may be part of these program trades. As a result, those stocks may be traded with an agent rather than a market maker, which may result in higher commissions.

The table below shows, for the last three fiscal years, the aggregate brokerage commissions paid by each Fund on purchases and sales of portfolio securities.

Fund	2008	2007	2006
Large Cap Equity(1)	$16,973	$3,583	$N/A
Equity Income	82,514	82,584	40,525
Geneva Growth	124,125	169,560	168,011
NYSE Arca Tech 100 Index	237,762	257,224	256,995
Dow Jones U.S. Health Care 100 Plus	37,555	39,072	37,656
Dow Jones U.S. Financial 100 Plus	30,034	26,926	20,418
Strategic Allocation	0	0	0
S&P 100 Index	51,005	47,484	43,906
Wisconsin Tax-Exempt	0	0	0

———————

(1)

The Large Cap Equity Fund commenced operations in May 2007.

None of the Funds paid any brokerage commissions to B.C. Ziegler during the past three fiscal years on purchases and sales of portfolio securities.

The table below shows, for the fiscal year ended October 31, 2008, the amount of portfolio transactions directed to brokers with whom the Funds had "soft dollar" arrangements, and the amount of brokerage commissions paid to such brokers.

Fund	Amount of Portfolio Transactions	Brokerage Commissions
Large Cap Equity	$17,762,513	$16,973
Equity Income	62,283,917	82,514
Geneva Growth	120,478,317	124,125
NYSE Arca Tech 100 Index	173,309,641	237,762
Dow Jones U.S. Health Care 100 Plus	42,666,805	37,555
Dow Jones U.S. Financial 100 Plus	22,784,888	30,034
Strategic Allocation	0	0
S&P 100 Index	45,982,539	51,005
Wisconsin Tax-Exempt	0	0

The following table sets forth information on the Funds' ownership of securities of their "regular broker-dealers" (as defined in Rule 10b-1 under the 1940 Act) as of October 31, 2008:

Fund	Securities of Regular Broker-Dealer	Value of Securities
Large Cap Equity	Citigroup, Inc	$23,205
Equity Income Fund	Citigroup, Inc.	$137,865
Dow Jones U.S. Financial 100 Plus	Citigroup, Inc. Bank New York Mellon	$1,114,523 593,820
S&P 100 Index	Citigroup, Inc. Bank New York Mellon	$1,131,585 574,026

COUNSEL

Quarles & Brady LLP, as counsel to North Track, has rendered its opinion as to certain legal matters regarding the due authorization and valid issuance of the shares of common stock being sold pursuant to the Prospectus.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Funds' Board of Directors engaged Deloitte & Touche LLP, an independent registered public accounting firm, located at 555 East Wells Street, Milwaukee, Wisconsin, 53202, to perform the annual audits of the Funds.

FINANCIAL STATEMENTS

The following financial statements and financial highlights and Report of the Independent Registered Public Accounting Firm included in the Funds' 2008 Annual Report to Shareholders for all of the Funds are incorporated herein by reference:

1.

Schedule of Investments for each Fund as of October 31, 2008.

2.

Statement of Assets and Liabilities of each Fund as of October 31, 2008.

3.

Statement of Operations of each Fund for the period ended October 31, 2008.

4.

Statements of Changes in Net Assets of each Fund for the period ended October 31, 2008, and Statements of Changes in Net Assets for the period ended October 31, 2007 of each Fund.

5.

Financial Highlights of each Fund for each of the periods presented.

6.

Notes to the Financial Statements.

Copies of the Annual Report may be obtained free of charge by writing or calling North Track, 200 South Wacker Dr., Suite 2000, Chicago, Illinois 60606, telephone: 1-800-826-4600.

DESCRIPTION OF RATINGS OF CERTAIN SECURITIES

Each Fund will limit its investment in debt securities to those which are rated in one of certain specified categories by a Nationally Recognized Statistical Rating Organization or are U.S. Government Securities. The following is a brief description of the rating systems used by three of these organizations.

CORPORATE AND MUNICIPAL BOND RATINGS

Standard & Poor's Ratings Services

A S&P corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers or lessees.

The ratings are based, in varying degrees, on the following considerations:

I.

Likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

II.

Nature of and provisions of the obligation; and

III.

Protection afforded by, and relative position of the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

S&P's four highest rating categories are as follows:

AAA.

Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA.

Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher-rated issues only in small degree.

A.

Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in the higher rated categories.

BBB.

Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protective parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in the higher-rated categories.

Moody's Investors Service, Inc.

The purpose of Moody's Ratings is to provide investors with a simple system of gradation by which the relative investment qualities of bonds may be noted. Moody's four highest rating categories are as follows:

Aaa.

Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa.

Bonds which are Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A.

Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa.

Bonds which are rated Baa are considered as medium-grade obligations: they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Fitch Ratings

Fitch investment-grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner. Fitch's four highest rating categories are:

AAA.

Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA.

Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A.

Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB.

Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

General

The S&P and Fitch "AA", "A" and "BBB" ratings may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

The letter "p" following an S&P rating indicates the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the issuance of the bonds being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. Accordingly, the investor should exercise his or her own judgment with respect to such likelihood and risk.

The word "Conditional" following a Fitch rating indicates the rating is conditional and is premised on the successful completion of a project or the occurrence of a specific event.

Moody's security rating symbols may contain numerical modifiers of a generic rating classification. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

The symbol "Con" in a rating by Moody's indicates a provisional rating given to bonds for which the security depends upon the completion of some act of the fulfillment of some condition. These are bonds secured by: (1) earnings of projects under construction; (2) earnings of projects unseasoned in operating experience; (3) rentals which begin when facilities are completed; or (4) payments to which some other limiting condition attaches. A parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

MUNICIPAL NOTE RATINGS

Moody's Investors Service, Inc.

MIG 1.

This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG 2.

This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

MIG 3.

This designation denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

MIG 4.

This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

Standard & Poor's Ratings Services

SP-1.

Notes rated SP-1 have very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are designated as SP-1+.

SP-2.

Notes rated SP-2 have satisfactory capacity to pay principal and interest.

Notes due in three years or less normally receive a note rating. Notes maturing beyond three years normally receive a bond rating, although the following criteria are used in making that assessment:

•

Amortization schedule (the larger the final maturity relative to other maturities, the more likely the issue will be rated as a note.)

•

Source of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be rated as a note.)

Fitch Investors Service, Inc.

Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

F-1+.

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1.

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2.

Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3.

Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

Fitch also uses the symbol "LOC" which indicates that the rating is based on a letter of credit issued by a commercial bank.

RATINGS OF COMMERCIAL PAPER

Standard & Poor's Ratings Services

S&P ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The ratings are based on current information furnished to S&P by the issuer and obtained by S&P from other sources it considers reliable. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2, and 3 to indicate the relative degree of safety, as follows:

A-1.

This designation indicates the degree of safety regarding timely payment is overwhelming or very strong. Those issuers determined to possess overwhelming safety characteristics are denoted with a "plus" (+) designation.

A-2.

Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

A-3.

Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B.

Issues rated "B" are regarded as having only an adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C.

Issues rated "C" are regarded as having a doubtful capacity for payment.

D.

Issues rated "D" are in payment default.

Moody's Investors Service, Inc.

Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Prime-1.

Issuers (or related supporting institutions) rated Prime-1 have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: (a) leading market positions in well-established industries; (b) high rates of return on funds employed; (c) conservative capitalization structures with moderate reliance on debt and ample asset protection; (d) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (e) well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2.

Issuers (or related supporting institutions) rated Prime-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above in the Prime-1 category but to a lesser degree. Earning trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3.

Issuers (or related supporting institutions) rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

The ratings of S&P, Moody's and Fitch represent their opinions as to the quality of the instruments rated by them. It should be emphasized that such ratings, which are subject to revision or withdrawal, are general and are not absolute standards of quality.

APPENDIX A

NORTH TRACK FUNDS, INC.

PROXY VOTING POLICIES AND PROCEDURES

Introduction

North Track Funds, Inc. has adopted these Proxy Voting Policies and Procedures pursuant Investment Company Act Release IC-25922 ("Disclosure of Proxy Voting Policies and Proxy Voting Records by Registered Management Investment Companies"). The Release, among other things, amended Form N-1A. The amendments to the disclosure requirements of Form N-1A require each mutual fund to describe or include in its statement of additional information the policies and procedures that the mutual fund uses to determine how to vote proxies relating to portfolio securities, including procedures that the mutual fund uses when a vote presents a conflict between the interests of mutual fund shareholders and those of the mutual fund's investment adviser, principal underwriter or an affiliated person of the adviser or underwriter.

North Track Funds, Inc. referred to herein as the "Mutual Fund") hereby adopts the following policies and procedures for its respective mutual fund series (each series referred to as a "Fund" and all of the series referred to collectively as the "Funds").

General Policies and Procedures

The Funds are managed to maximize shareholder value consistent with the Funds' investment objectives and policies. The Funds buy, hold and sell securities in pursuit of this goal. The Funds also exercise their rights as shareholders, including their voting rights, in the companies in which they invest in furtherance of this goal. The Funds take their voting rights seriously as they believe such rights are significant assets of the Funds. How the Funds vote on matters submitted to them in their capacity as shareholders of companies in their portfolio can have an impact on shareholder value.

Management is entrusted with the day-to-day operations of a company, and a company's board of directors is responsible for long-range and other strategic planning decisions and corporate oversight. The Funds do not and cannot micromanage the companies in which they invest. While the Funds remain confident in the capabilities and motivations of a company's management (including its board of directors), the Funds will give considerable deference to the view of management with regard to matters submitted to a vote of shareholders. As a result, the Funds will frequently vote in a manner consistent with management's recommendations.

The Funds believe sound corporate governance adds value to shareholders of companies. The Funds will generally support matters which promote the following corporate governance objectives: accountability of a company's management and board of directors to its shareholders; close alignment of the interests of management with those of shareholders; protection of shareholder rights, including voting rights; and accurate, understandable and timely disclosure of material information about a company's operations and financial performance.

Specific Matters

Specific matters of concern to the Funds include election of directors, equity-based compensation, corporate structure and shareholder rights, takeover deterrents and defense mechanisms, and social policy issues and shareholder proposals. The Funds will generally disfavor any matter that in its view is not in the best interests of a company's shareholders and particularly their interest in the creation of value for their shares. The Funds will also not generally approve any matter that weakens the accountability of a company's management to shareholders, potentially skews the alignment of the interests of management with those of shareholders, abridges shareholder rights, deters legitimate change of control transactions or has a potential adverse economic effect on a company. The Funds will also vote against management's nominees for election as directors and other management recommendations if the Funds believe that management, including the board of directors, is failing to serve the best interests of their companies' stockholders.

Election of Directors. The Funds support a board of directors consisting of a majority of independent directors. The Funds also support the annual election of the entire board of directors. The Funds will generally resist efforts to create a staggered or classified board. The Funds will generally support attempts to de-classify existing Boards. The Funds also generally favor cumulative voting in the election of directors because it increases the shareholders' rights to effect change in the management of a company. However, other protections, such as a nominating committee comprised entirely of independent directors and a board consisting of a majority of independent directors, may make cumulative voting less important. The Funds also support the ability of shareholders to remove directors with or without cause and to fill vacancies on the board. In voting to elect or withhold support for a nominee to a company's board, the Funds will consider the experience and likely contribution of the nominee to the board and any committees of the board and his or her knowledge of the company and its industry.

Ratification of Independent Accountants. In considering whether to ratify the selection of independent accountants, the Funds will take into account the reputation of the accounting firm and the services it has or can provide to the company, and any other relationships it may have with the company, the company's board or its audit committee.

Equity-Based Compensation. The Funds believe that properly designed equity-based compensation plans, including stock option plans, can effectively align the interests of shareholders with those of management and key employees. The Funds are generally opposed to plans that substantially dilute their ownership interest in companies, provide participants with excessive awards or have other objectionable features and terms (such as de minimis exercise prices, automatic re-pricing features or the absence of vesting or holding period requirements).

The Funds also believe that management, particularly a company's executive officers, should be fairly compensated and provided appropriate incentives to create value for shareholders. However, the Funds will generally not support, without valid justification, compensation or severance pay which it considers to be excessive, or bonuses and other incentives that are not tied to the creation of shareholder value.

Corporate Structure and Shareholder Rights. The Funds believe that shareholders generally should have voting power equal to their equity interest in a company and should be able to approve or reject matters by a simple majority vote. The Funds will generally support proposals to eliminate supermajority vote requirements and will generally vote against proposals to impose supermajority vote requirements. The Funds will also generally not support proposals for the creation of a separate class of common stock with greater or lesser voting rights. The Funds generally oppose proposals that eliminate or restrict the right of shareholders to call meetings or to take action by written consent in lieu of a meeting.

Takeover Deterrents. The Funds believe that the shareholders of a company should have the right to determine whether a change in control transaction is in their best interests. Although the Funds believe that in many change in control transactions a company's management plays an important role in increasing shareholder value, the Funds are skeptical of shareholder rights plans (i.e., poison pills) that would require management's involvement in the process. Some poison pills are subject to shareholder vote, mandatory periodic review by independent directors, short-term sunset provisions and qualified/permitted offer provisions, and may be acceptable to the Funds.

Proposals to increase the number of authorized shares of common stock or to create "blank check" preferred stock can also be used to deter takeover attempts that are not favored by management. However, additional authorized shares and blank check preferred stock are useful for legitimate financing needs. The Funds will therefore consider the likely uses and number of the additional authorized shares in determining how to vote on such proposals.

Social Policy Issues and Shareholder Proposals. The Funds generally will not support shareholder proposals on social policy issues or on a company's business practices, unless the Funds believe such proposals may have a beneficial effect on the company's stock price. Shareholder proposals typically relate to ordinary business matters which are more properly the responsibility of the company's management and its board of directors.

Loaned Securities. From time to time the Funds may lend voting securities in their portfolio to broker-dealers and other third parties and voting rights may pass with those securities. However, if the Funds become aware of a matter requiring the approval of the holders of such loaned securities that will materially affect such securities, the Funds will call the loan in time to vote the proxy or enter into an arrangement to ensure that the proxy is voted as the Funds desire.

Delegation of Proxy Voting; Conflicts of Interest

The Mutual Fund delegates its proxy voting decisions to its investment adviser (the "Adviser"). The portfolio manager(s) of each Fund (who are employees of the Adviser) decide on how votes should be cast by the Fund, given their knowledge of the companies in which the Fund is invested and practices common in the companies' relevant industries. The Adviser and portfolio manager(s) are required to cast vote on behalf of the Mutual Fund in accordance with these Proxy Voting Policies and Procedures.

Proxies of the Funds may be solicited by a company at times in which the Adviser or one of its affiliates has, or is seeking, a business relationships with such company or in which some other conflict of interest may be present. For example, the Adviser or an affiliate of the Adviser may manage the assets of an executive officer or a pension plan of the subject company, administer the subject company's employee benefit plan, or provide brokerage, investment, trust, consulting or other services to the subject company. Personal relationships may also exist between a representative of the Adviser and a representative of the company. By the same token a conflict of interest may be present between the Adviser or one of its affiliates and other persons, whether or not associated with the subject company, who may have a stake in the outcome of the vote.

Under these circumstances the Adviser may be inclined to vote in a certain way to avoid possible damage to the Adviser's (or affiliate's) relationship or potential relationship, which could be inconsistent with the Adviser's responsibility to the Mutual Fund and its shareholders. Accordingly, when the Adviser or one of its affiliates believes that a particular vote to be cast by the Adviser on behalf of a Fund presents a material conflict of interest, the Advisor should inform legal counsel to the Mutual Fund and explain the conflict. The Adviser will also be required to inform the Mutual Fund’s Board of Directors/Trustees of the conflict and seek guidance from the Board as to how the vote should be cast. The guidance provided by the Board of Directors/Trustees, including a majority of the directors/trustees who are not "interested persons" of the Adviser, will be binding on the Adviser.

Notwithstanding the above, the Board of Directors/Trustees of the Mutual Fund may establish a proxy voting committee, a majority of the members of which may not be "interested persons" of the Adviser, that will be authorized and directed to provide guidance to the Adviser on how to cast votes on behalf of the Mutual Fund if a material conflict of interest is present.

Miscellaneous

These Proxy Voting Policies and Procedures are guidelines to be followed by the Adviser who is delegated the responsibility for voting proxies on behalf of the Mutual Fund. They are not hard and fast rules. Each matter on which each Fund is entitled to vote will be considered on a case-by-case basis and votes will be cast in a manner believed in good faith to be in the best interest of the Fund and its shareholders.

These Proxy Voting Policies and Procedures may be amended at any time by the Board of Directors/Trustees of the Mutual Fund, including a majority of the directors/trustees who are not "interested persons" of the Adviser.

North Track Funds, Inc.

1-800-826-4600

200 South Wacker Dr.

Suite 2000

Chicago, Illinois 60606

Investment Advisors

Ziegler Capital Management, LLC

200 South Wacker Dr.

Suite 2000

Chicago, Illinois 60606

Geneva Capital Management Ltd.
(Sub-Advisor to the Geneva
Growth Fund)
250 East Wisconsin Avenue
Suite 1050
Milwaukee, Wisconsin 53202

Distributor

B.C. Ziegler and Company

200 South Wacker Dr.

Suite 2000

Chicago, Illinois 60606

Accounting/Pricing Agent

B.C. Ziegler and Company

215 North Main Street

West Bend, Wisconsin 53095

Transfer and Dividend Disbursing Agent

PNC Global Investment Servicing Inc.

101 Sabin Street

Pawtucket, Rhode Island 02860

Custodian

Union Bank of California

350 California Street

San Francisco, California 94104

Counsel

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

555 East Wells Street

Milwaukee, Wisconsin 53202